FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226123-05

October [25], 2019	Benchmark 2019-B14

Free Writing Prospectus Collateral Term Sheet
BENCHMARK 2019-B14

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC and Academy Securities, Inc., (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-226123) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

THE SECURITIES TO WHICH THIS INFORMATION RELATES WILL BE MORE FULLY DESCRIBED IN A PROSPECTUS (THE “PROSPECTUS”), WHICH IS NOT YET AVAILABLE. THE PROSPECTUS WILL CONTAIN MATERIAL INFORMATION THAT IS NOT CONTAINED IN THESE MATERIALS (INCLUDING WITHOUT LIMITATION A DETAILED DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS).

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. This information is based upon management forecasts and reflects prevailing conditions and management's views as of this date, all of which are subject to change.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

October [25], 2019	Benchmark 2019-B14

THE REPUBLIC OF KOREA

THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$73,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$73,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.5%	Net Rentable Area (SF):	215,200
Loan Purpose:	Acquisition	Location:	Washington, DC
Borrowers(1):	Various	Year Built / Renovated:	1967 / 2012-2018
Sponsor:	Scott J. Seligman	Occupancy:	87.3%
Interest Rate:	3.73000%	Occupancy Date:	8/6/2019
Note Date:	9/26/2019	Number of Tenants:	20
Maturity Date:	10/6/2029	2016 NOI:	NAV
Interest-only Period:	120 months	2017 NOI:	$3,875,980
Original Term:	120 months	2018 NOI:	$4,000,973
Original Amortization:	None	TTM NOI (as of 7/2019)(2):	$4,215,470
Amortization Type:	Interest Only	UW Economic Occupancy:	90.1%
Call Protection:	L(25),Def(90),O(5)	UW Revenues:	$9,931,731
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$3,922,559
Additional Debt:	No	UW NOI(2):	$6,009,172
Additional Debt Balance:	NAP	UW NCF:	$5,643,332
Additional Debt Type:	NAP	Appraised Value / Per SF:	$105,000,000 / $488
		Appraisal Date:	8/29/2019

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$339
Taxes:	$250,005	$125,003	N/A	Maturity Date Loan / SF:	$339
Insurance:	$78,181	$11,169	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	$0	$3,587	N/A	Maturity Date LTV:	69.5%
TI/LC:	$750,000	$26,900	$2,364,000	UW NCF DSCR:	2.04x
Other:	$141,435	$590,711	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$73,000,000	69.6%	Purchase Price	$101,200,000	96.5%
Sponsor Equity	31,227,621	29.8	Closing Costs	2,497,315	2.4
Other Sources	689,316	0.7	Upfront Reserves	1,219,621	1.2
Total Sources	$104,916,937	100.0%	Total Uses	$104,916,937	100.0%
(1)	See “The Borrowers” below.

(2)	The increase from TTM NOI to UW NOI is primarily due to recent leasing at the Watergate Office Building Property (as defined below) and rent steps ($218,785 of contractual rent steps through August 2020 and $238,217, which represents present value of rent steps for GWU (defined below). Eight new leases were executed since January 2019 accounting for $393,511 of base rent.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

The Loan. The Watergate Office Building mortgage loan (the “Watergate Office Building Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee and leasehold interest in a 215,200 square foot Class A/B office building located in Washington DC (the “Watergate Office Building Property”). The Watergate Office Building Loan has a 10-year term and will be interest-only for the entire loan term. The most recent prior acquisition of the Watergate Office Building Property was not included in a securitization transaction.

The Borrowers. There are five borrowing entities for the Watergate Office Building Loan: 2600 Virginia Avenue 1 LLC, 2600 Virginia Avenue 2 LLC, 2600 Virginia Avenue 3 LLC, 2600 Virginia Avenue 4 LLC and 2600 Virginia Avenue Master Lessee LLC, all of which are Delaware limited liability companies and special purpose entities with one independent director in each organizational structure. Four of these entities own the fee interest in the Watergate Office Building Property as tenants in common: 2600 Virginia Avenue 1 LLC, 2600 Virginia Avenue 2 LLC, 2600 Virginia Avenue 3 LLC, 2600 Virginia Avenue 4 LLC. The fifth borrower (2600 Virginia Avenue Master Lessee LLC) is the tenant under a master lease structure created to facilitate a reverse 1031 exchange to be consummated by 2600 Virginia Avenue 4 LLC.

The Loan Sponsor. The Watergate Office building Loan sponsor and non-recourse carveout guarantor is Scott J. Seligman of The Seligman Group. The Watergate Office Building Property is managed by Seligman & Associates, LLC, an affiliate of the Watergate Office Building Loan sponsor, which has engaged LPC Commercial Services, Inc. as a sub-manager. LPC Commercial Services, Inc. is an affiliate of Lincoln Property Company, which is one of the largest property managers in DC, with four management offices that are spread throughout the DC metro area, and over 30 million rentable square feet under management.

The Property. The Watergate Office Building Property is a 215,200 square foot Class A/B office tower located on the Potomac Riverfront at 2600 Virginia Avenue Northwest, in Washington DC. The Watergate Office Building Property was built in 1967 and fully gut-renovated between 2012 and 2018, at a cost of approximately $28.9 million ($134.40 per square foot). It is a symbol in Washington DC and worldwide as a result of its historical significance in relation to the 1972 Watergate Scandal which resulted in the President Richard Nixon’s resignation; this is a recognizable address in Washington DC. The Watergate Office Building Property is located within the Watergate Complex Renaissance, a development which is comprised of the five-star Watergate Hotel, the “Watergate 600” office building, Watergate residential Co-op, a luxury apartment building and the Kennedy Center. The Watergate Office Building Property is part of Washington DC’s West End, a core downtown submarket known for its luxurious hotels, high-end restaurants and record-setting luxury residential sale prices. The Watergate Office Building Property features panoramic views of the Georgetown Waterfront, Potomac River, Key Bridge and the Rosslyn-Ballston Corridor skyline. It connects directly, via adjoining main lobbies, to the newly-renovated five-star Watergate Hotel and enjoys access to 60,000 square feet of restaurant, retail and service amenities within the Watergate Shops which is the central retail plaza within the Watergate Complex. Since 2012, the Watergate Office Building Property has undergone significant renovations and capital improvements of $28.9 million ($134.40 per square foot) to transform it into a Class A asset in downtown Washington DC. The Watergate Office Building Property received a complete HVAC upgrade along with upgrades to the roof and elevator and a gut renovation of the main lobby. The immediate interior improvements also included an installation of a fitness center with showers and lockers plus a bike room. Upon sale in 2016, the then sponsor, Rockwood Capital, updated the restrooms and tenant lobbies.

The largest tenant, National Trust for Historic Preservation (“NTHP”) (17.5% of net rentable area; 20.6% of underwritten base rent), occupies 37,745 square feet of office space through December 2028 with one, five-year renewal option and no termination options. NTHP is a private-funded nonprofit organization with the mission to preserve significant places throughout the United States, including historic buildings, monuments, institutions, main streets, parks and other national treasures. NTHP was founded in 1949 and today has a staff of approximately 300 employees based at the headquarters, the Watergate Office Building Property, and has 750,000 members and supporters. As of June 2018, NTHP had an endowment of approximately $251 million and total assets of $366 million.

The second largest tenant, George Washington University (“GWU”) (17.0% of net rentable area; 21.2% of underwritten base rent; rated A1 by Moody’s and A+ by S&P), occupies 36,529 square feet of office space. The current term of the lease expires in July 2027 and the lease has one, five or 10-year renewal option and no termination options. GWU was founded in 1821 and it is one of the largest private employers in the Washington DC area. It is a not-for-profit institution of higher education comprised of 14 schools and colleges that offer undergraduate and graduate degrees across a wide array of subject matter. GWU has experienced growth over the last few years, with operating revenues growing by approximately 13% between 2016 and 2018, reporting $1.2 million in operating revenues in 2018 and further expanding at the Watergate Office Building Property. According to the tenant, this is a strategic location for the university as it houses offices for the School of Medicine & Healthy Sciences, including the primary offices for the GW Cancer Institute, the Rodham Institute and the GW Institute for Spirituality & Health. The Watergate Office Building Property is approximately one mile from the GWU Hospital and the center of GWU’s Campus. GWU has a right of first refusal to expand into any space that opens up on the second floor of the Watergate Office Building Property.

The third largest tenant, SAGE Publications (12.2% of net rentable area; 12.9% of underwritten base rent), occupies 26,188 square feet of office space on a lease expiring in October 2022 with one, five-year renewal option and a one-time termination option effective November 30, 2020 with 12-months’ notice and payment of a termination fee. SAGE Publications is an independent publishing company that employs over 1,500 people globally out of six office locations. SAGE Publications publishes over 1,000 journals and over 800 books

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

annually under a variety of brands. The company’s Washington DC office at the Watergate Office Building Property supports its market presence in American government, international affairs, journalism, mass communications and politics.

The Watergate Office Building Property is located at the intersection of I-66, Whitehurst Freeway and Rock Creek Parkway within the District of Columbia central business district. The routes are commuting corridors for the majority of the Washington DC Metro area’s executive housing neighborhoods in Northern Virginia and Southern Maryland. The Watergate Office Building Property is accessible by train and is a five-minute walk to the Foggy Bottom Metro Station, which is served by the Orange, Silver and Blue Lines, providing direct access to Reagan National Airport, the Pentagon, Amazon HQ2 at National Landing, Tysons and Dulles International Airport (upon Silver Line completion in 2020). According to the appraisal, the Washington DC metro area is one of the strongest and most diverse economies in the United States, with a highly educated workforce, high STEM research investments, the largest recipient of government contract spending and consistently low unemployment. The three largest sectors in the economy are Professional and Business Services (22.8%), Government (21.2%) and Education & Health (13.5%). According to the appraisal, the year-end 2018 population in a one-, three- and five-mile radius was 35,963, 360,803 and 790,934, respectively. According to the appraisal, the year-end 2018 average household income in a one-, three- and five-mile radius was $162,060, $144,089 and $139,473, respectively.

According to a third party report, the Watergate Office Building Property is part of the West End office submarket, of the Washington DC office market. Based on a third party report, the West End office submarket contains approximately 4.8 million square feet of office inventory, with a current vacancy rate of 10.7% for 4 & 5 star office properties and an average gross asking rent of $53.64 per square foot which is expected to modestly increase in the next four years. According to the appraisal, the office market is becoming increasingly dependent on premium office space and amenities as a means of attracting tenants and labor talent.

The appraisal identified recent leases negotiated in 11 office rent comparable buildings in the West End/Georgetown submarket. The comparable office leases selected range in size from 1,466 square feet to 51,252 square feet with terms ranging from two to 17 years. The comparable tenants reported annual rental rates ranging from $50.00 per square foot to $60.00 per square foot, on a full service basis, with an average of $54.42 per square foot. The appraisal concluded to a market rent (on a full service basis) of $51.00 per square foot for first floor space; $53.00 per square foot for floors two through five; $55.00 per square foot for floors six through 11; and $48.00 per square foot for the terrace space. The weighted average in-place rent for the office space at the property is $51.17 per square foot, which is below the appraisal rent conclusion.

Historical and Current Occupancy(1)
2017	2018	Current(2)
84.3%	82.8%	87.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 6, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
National Trust for Historic Preservation(4)	NR / NR / NR	37,745	17.5%	$52.04	20.6%	12/31/2028
GWU(5)	A1 / A+ / NR	36,529	17.0	$55.32	21.2	7/31/2027
SAGE Publications(6)	NR / NR / NR	26,188	12.2	$47.04	12.9	10/31/2022
KIPP DC(7)	NR / NR / NR	18,422	8.6	$51.63	10.0	9/30/2025
National League for Nursing(8)	NR / NR / NR	18,299	8.5	$51.27	9.8	4/30/2026
Washington National Opera(9)	NR / NR / NR	8,799	4.1	$46.82	4.3	11/30/2023
Brazilian Mission to the OAS	NR / NR / NR	8,793	4.1	$51.15	4.7	10/31/2027
EMPEA(10)	NR / NR / NR	6,738	3.1	$50.61	3.6	12/31/2028
National Environmental Strategies	NR / NR / NR	4,555	2.1	$50.00	2.4	12/31/2024
Centennial Group Holdings	NR / NR / NR	3,801	1.8	$50.61	2.0	4/30/2022
Ten Largest Tenants		169,869	78.9%	$51.39	91.4%
Remaining Tenants(11)		18,049	8.4	$48.49	8.6
Vacant		27,282	12.7	$0.00	0.0
Total / Wtd. Avg.(11)		215,200	100.0%	$51.17	100.0%

(1)	Based on the underwritten rent roll dated August 6, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $218,785 of contractual rent steps through August 2020 and $238,217 which represents present value of rent steps for GWU. Wtd. Avg. Base Rent PSF excludes 1,352 SF of building office space.

(4)	Tenant has one, five-year renewal option under its lease.

(5)	Tenant has one, five-year or 10-year renewal option under its lease.

(6)	Tenant has one, five-year renewal option under its lease. Tenant has the one-time right to terminate its lease effective November 31, 2020 with at least 12 months’ written notice and payment of a termination fee equal to the unamortized portion of leasing costs plus four monthly installments of base rent in effect on the termination date.

(7)	Tenant has one, five-year renewal option under its lease.

(8)	Tenant has two, five-year renewal options under its lease.

(9)	Tenant has one, five-year renewal option under its lease.

(10)	Tenant has one, five-year renewal option under its lease.

(11)	Total / Wtd. Avg. Base Rent PSF excludes 1,352 square feet of building office space.

Lease Rollover Schedule(1)(2)

Year	Number of Tenants Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	27,282	12.7%	NAP	NAP	27,282	12.7%	NAP	NAP
MTM(3)	0	1,352	0.6	$0	0.0%	28,634	13.3%	$0	0.0%
2019	0	0	0.0	0	0.0%	28,634	13.3%	$0	0.0%
2020	1	1,639	0.8	77,489	0.8%	30,273	14.1%	$77,489	0.8%
2021	0	0	0.0	0	0.0%	30,273	14.1%	$77,489	0.8%
2022	2	29,989	13.9	1,424,240	14.9%	60,262	28.0%	$1,501,729	15.7%
2023	2	11,578	5.4	557,989	5.8%	71,840	33.4%	$2,059,718	21.6%
2024(4)	5	9,520	4.4	462,724	4.8%	81,360	37.8%	$2,522,442	26.4%
2025	1	18,422	8.6	951,059	10.0%	99,782	46.4%	$3,473,501	36.4%
2026	2	20,804	9.7	1,071,706	11.2%	120,586	56.0%	$4,545,207	47.6%
2027	2	45,322	21.1	2,470,464	25.9%	165,908	77.1%	$7,015,672	73.5%
2028	3	45,513	21.1	2,331,121	24.4%	211,421	98.2%	$9,346,792	97.9%
2029	1	2,280	1.1	126,032	1.3%	213,701	99.3%	$9,472,824	99.2%
2030 & Beyond	1	1,499	0.7	73,845	0.8%	215,200	100.0%	$9,546,669	100.0%
Total	20	215,200	100.0%	$9,546,669	100.0%

(1)	Based on the underwritten rent roll dated August 6, 2019.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $218,785 of contractual rent steps through August 2020 and $238,217 which represents present value of rent steps for GWU.

(3)	MTM includes 1,352 square feet of building office space with no rent attributed to it.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$8,276,155	$8,013,807	$8,591,563	$9,546,669	$44.36	89.4%
Vacant Income	0	0	0	1,053,439	4.90	9.9
Gross Potential Rent	$8,276,155	$8,013,807	$8,591,563	$10,600,108	$49.26	99.3%
Total Reimbursements	299,411	215,256	194,906	75,066	0.35	0.7
Net Rental Income	$8,575,566	$8,229,063	$8,786,469	$10,675,174	$49.61	100.0%
(Vacancy/Credit Loss)	(886,080)	(446,921)	(878,058)	(1,053,439)	(4.90)	(9.9)
Parking	243,135	214,204	268,697	268,697	1.25	2.5
Other Income(4)	53,445	34,631	31,300	41,300	0.19	0.4
Effective Gross Income	$7,986,067	$8,030,977	$8,208,408	$9,931,731	$46.15	93.0%

Total Expenses	$4,110,086	$4,030,004	$3,992,937	$3,922,559	$18.23	39.5%

Net Operating Income(5)	$3,875,980	$4,000,973	$4,215,470	$6,009,172	$27.92	60.5%

Total TI/LC, Capex/RR	0	0	0	365,840	1.70	3.7%
Net Cash Flow	$3,875,980	$4,000,973	$4,215,470	$5,643,332	$26.22	56.8%
(1)	TTM represents the trailing 12-month period ending July 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $218,785 of contractual rent steps through August 2020 and $238,217 which represents present value of rent steps for GWU.

(4)	Other Income consists of UPS and FedEx drop box income and cell tower income for Omnipoint Communications.

(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to recent leasing at the Watergate Office Building Property and rent steps ($218,785 of contractual rent steps through August 2020 and $238,217 which represents the present value of rent steps for GWU). Eight new leases were executed since January 2019 accounting for $393,511 of base rent.

Property Management. The Watergate Office Building Property is managed by Seligman & Associates, LLC, an affiliate of the Watergate Office Building Loan sponsor, which has engaged LPC Commercial Services, Inc. as an unaffiliated third-party sub-manager.

Escrows and Reserves. On the origination date of the Watergate Office Building Loan, the borrowers deposited $750,000 into the tenant improvement and leasing commission reserve, $250,005 into the tax reserve account, $141,435 into the unfunded obligations reserve and $78,181 into the insurance reserve. The unfunded obligations reserve consists of $55,309 for free rent under the National Environmental Strategies lease, $50,105 and $36,021 for free rent under the Blossom Dentistry lease for tenant improvement allowances and/or leasing commissions with respect to the National Environmental Strategies lease.

Tax Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve (initially estimated at $125,003).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual insurance premiums into an insurance reserve account (initially estimated at $11,169).

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $3,587 for replacement reserves. The reserve is not subject to a cap.

Leasing Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to $26,900 for tenant improvements and leasing commissions, subject to a cap of $2,364,000. The leasing reserve cap will be reduced dollar for dollar by the amount of any portion of the leasing reserve initial deposit that has been disbursed to the borrowers pursuant to the Watergate Office Building Loan documents, provided that the leasing reserve cap amount may not be reduced to less than $1,614,000.

Sage Escrow Reserves – On the origination date of the Watergate Office Building Loan, $590,711 was deposited into escrow with Fidelity National Title Insurance Company (“Fidelity”) with respect to certain tenant improvement allowances and/or leasing commissions that may become due and payable pursuant to a potential amendment to the lease with Sage Publications, which amendment is currently being negotiated. Pursuant to an escrow agreement between the seller, Watergate Office Fee Owner, LLC, and certain borrowers, The borrowers will be entitled to receive such escrowed funds in the event that amendment is executed on or prior to October 31, 2020, to the extent such amendment requires payment of such tenant improvement allowances and/or leasing commissions. Fidelity and the borrowers have agreed that, to the extent that any borrower is entitled to receive any amount of such escrowed funds, all such funds will instead be paid to the lender. Pursuant to the Watergate Office Building Loan documents, any such funds will be made available by the lender for the applicable tenant improvement allowances and/or leasing commissions, as applicable, subject to satisfaction of the conditions set forth in the Watergate Office Building Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 88

Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

Lockbox / Cash Management. The Watergate Office Building Loan is structured with a hard lockbox and springing cash management. The borrowers were required to deliver tenant direction letters to each existing tenant at the Watergate Office Building Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrowers are required to cause revenue received by the borrower or the property manager from the Watergate Office Building Property to be immediately deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Watergate Office Building Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Watergate Office Building Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Watergate Office Building Loan. If such Trigger Period has been cured, the excess cash flow funds are required to be returned to the borrowers (except to the extent that such excess cash flow funds are being used to satisfy the Collateral Cure Condition (as defined below)).

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 6.25%, (iii) a Specified Tenant Trigger Period (as defined below), and (iv) the senior unsecured credit rating (or the equivalent thereof) of GWU falling below investment grade (a long-term credit rating of BBB or better by each rating agency), and (B) expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the debt yield being equal to or greater than 6.25% for two consecutive calendar quarters, (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist, and (d) with respect to clause (iv) above, the senior unsecured credit rating (or the equivalent thereof) of GWU improving to a long-term credit rating of BBB+ or better by each rating agency.

A “Specified Tenant” means, as applicable, (i) GWU, (ii) NTHP, (iii) any other tenant leasing all or a portion of the applicable Specified Tenant space and any guarantor of a Specified Tenant lease at the Watergate Office Building Property, and (iv) any other tenant pursuant to any lease which, individually or when aggregated with all other leases at the Watergate Office Building Property with the same tenant or its affiliate, either (A) accounts for twenty percent (20%) or more of the total rental income for the Watergate Office Building Property, or (B) demises twenty percent (20%) or more of the Watergate Office Building Property’s gross leasable area.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) any Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods, (ii) any Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or, to the extent such Specified Tenant is a retail tenant, “going dark” in the applicable Specified Tenant space, (iii) any Specified Tenant giving notice that it is terminating its lease for all or any material portion of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions of the applicable Specified Tenant lease and the Watergate Office Building Loan documents for a term of at least three years, and (B) expire upon the first to occur of (i) the satisfaction of the Specified Tenant cure conditions under the Watergate Office Building Loan documents, or (ii) the borrowers re-leasing the entire Specified Tenant space, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under such Lease and paying the full amount of the rent due under such lease. A Specified Tenant Trigger Period will not be deemed to exist to the extent that the borrowers have (i) deposited cash into an account with the lender, (ii) delivered to the lender an acceptable letter of credit, or (iii) caused excess cash flow to be deposited into the excess cash flow account, in each case, as additional collateral for the Watergate Office Building Loan and in an amount equal to 12 months of the applicable Specified Tenant’s gross rent (the “Collateral Cure Condition”).

Master Lease / Reverse 1031 Exchange: 2600 Virginia Avenue Master Lessee LLC is the tenant under a master lease structure created to facilitate a reverse 1031 exchange to be consummated by 2600 Virginia Avenue 4 LLC. Upon consummation of the reverse 1031 exchange in accordance with the terms and conditions set forth in the Watergate Office Building Loan documents, the related borrower is permitted to terminate this master lease subject to satisfaction of certain requirements set forth in the Watergate Office Building Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 88

Collateral Term Sheet	Benchmark 2019-B14

Watergate Office Building

Parking Lease / Fitness Lease: The borrowers are leasing certain fitness center space from an adjacent property owner through a certain lease (the “Fitness Lease”) to satisfy certain obligations to provide access to a fitness center pursuant to certain leases under which the borrowers are the landlord.  In addition, the borrowers are leasing certain parking spaces from an adjacent property owner through a certain lease (the “Parking Lease”) to satisfy certain obligations to provide access to parking spaces pursuant to certain leases under which the borrowers are the landlord. The borrowers have collaterally assigned their interests under both the Fitness Lease and the Parking Lease to the lender pursuant to the related mortgage. Subject to satisfaction of certain requirements set forth in the Watergate Office Building Loan documents, the borrowers will be permitted (with the lender’s consent) to replace the Fitness Lease and/or the Parking Lease with another instrument or instruments that (together with any applicable facilities at the Watergate Office Building Property) satisfy all tenant (and legal) requirements with respect to access to a fitness center and/or parking spaces, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 88

Collateral Term Sheet	Benchmark 2019-B14

225 Bush

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 88

Collateral Term Sheet	Benchmark 2019-B14

225 Bush

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 88

Collateral Term Sheet	Benchmark 2019-B14

225 Bush

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.5%	Net Rentable Area (SF):	579,987
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	225 Bush Street Owners LLC	Year Built / Renovated:	1922, 1955 / 2010-2013
Sponsor:	Kylli Inc.	Occupancy:	97.8%
Interest Rate:	3.30300%	Occupancy Date:	9/30/2019
Note Date:	10/11/2019	Number of Tenants:	32
Maturity Date:	11/6/2024	2016 NOI:	$25,426,362
Interest-only Period:	60 months	2017 NOI:	$24,788,393
Original Term:	60 months	2018 NOI:	$25,674,474
Original Amortization:	None	TTM NOI (as of 8/2019):	$24,512,257
Amortization Type:	Interest Only	UW Economic Occupancy:	95.1%
Call Protection(2):	L(24),Def(30),O(6)	UW Revenues:	$41,830,321
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$14,566,655
Additional Debt(1)(3):	Yes	UW NOI:	$27,263,666
Additional Debt Balance(1)(3):	$143,600,000 / $146,400,000	UW NCF:	$26,227,688
Additional Debt Type(1)(3):	Pari Passu / Subordinate Debt	Appraised Value / Per SF:	$589,000,000 / $1,016
		Appraisal Date:	9/5/2019

Escrows and Reserves(4)				Financial Information(3)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$3,012,292	$376,536	N/A	Cut-off Date Loan / SF:	$351	$603
Insurance:	$838,031	$119,719	N/A	Maturity Date Loan / SF:	$351	$603
Replacement Reserves:	$0	$9,666	$231,995	Cut-off Date LTV:	34.6%	59.4%
TI/LC:	$0	$96,665	$3,479,922	Maturity Date LTV:	34.6%	59.4%
Other:	$4,983,228	$0	N/A	UW NCF DSCR:	3.85x	2.24x
				UW NOI Debt Yield:	13.4%	7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes	$203,600,000		58.2%	Payoff Existing Debt	$241,210,092	68.9%
Subordinate Debt	146,400,000		41.8%	Return of Equity	96,364,753	27.5
				Upfront Reserves	8,833,550	2.5%
				Closing Costs	3,591,605	1.0%
Total Sources	$350,000,000		100.0%	Total Uses	$350,000,000	100.0%

(1)	The 225 Bush Loan consists of the non-controlling Note A-1 and Note A-6 and is part of the 225 Bush Whole Loan (as defined below) evidenced by six senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $350.0 million. For additional information, see “The Loan” herein.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the entire $350.0 million 225 Bush Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer.

(3)	See “Additional Debt" herein.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

225 Bush

The Loan. The 225 Bush mortgage loan (the “225 Bush Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $350.0 million (the “225 Bush Whole Loan”), which whole loan is secured by the borrower’s fee interest in a 579,987 square foot, Class A, mixed-use office and retail building located in San Francisco, California (the “225 Bush Property”). The 225 Bush Whole Loan is comprised of (i) a senior loan, comprised of six pari passu notes with an aggregate principal balance as of the Cut-off Date of $203.6 million (the “225 Bush Senior Notes”), two of which (Note A-1 and A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $60.0 million) are being contributed to the Benchmark 2019-B14 Trust and constitute the 225 Bush Loan, and the remainder of which are expected to be contributed to one or more other securitization trusts and (ii) a subordinate loan, comprised of one note, with an outstanding principal balance as of the Cut-off Date of $146.4 million (collectively, the “225 Bush Subordinate Companion Note”). The relationship between the holders of the 225 Bush Senior Notes and 225 Bush Subordinate Companion Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan” in the Preliminary Prospectus. The 225 Bush Whole Loan was originated by DBNY and, on the origination date, was transferred to DBR Investments Co. Limited (“DBRI”). The 225 Bush Whole Loan has a five-year term and will be interest-only for its entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	Benchmark 2019-B14	No(1)
Note A-2	50,000,000	50,000,000	DBRI	No
Note A-3	38,000,000	38,000,000	DBRI	No
Note A-4	35,000,000	35,000,000	DBRI	No
Note A-5	20,600,000	20,600,000	DBRI	No
Note A-6	10,000,000	10,000,000	Benchmark 2019-B14	No
Senior Notes	$203,600,000	$203,600,000
Note B	146,400,000	146,400,000	Benchmark 2019-B14 (non-pooled certificates)	Yes(1)
Whole Loan	$350,000,000	$350,000,000
(1)	The initial controlling note is Note B, so long as no 225 Bush Control Appraisal Period has occurred and is continuing. If and for so long as a 225 Bush Control Appraisal Period has occurred and is continuing, then the controlling note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 225 Bush Whole Loan”. The 225 Bush Whole Loan will be serviced pursuant to the Benchmark 2019-B14 Pooling and Servicing Agreement.

The Borrower. The borrower is 225 Bush Street Owners LLC, a Delaware limited liability company. The company is structured to be a single purpose bankruptcy-remote entity with 225 Bush Street Owners LLC having two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Kylli Inc. Kylli Inc. is a full-service real estate investment management company focused on the acquisition, development and management of institutional quality assets in the San Francisco Bay Area. Kylli Inc. is a wholly-owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately-held full service investment company headquartered in Shenzhen, China. Kylli Inc.’s assets in the United States, including (in addition to the 225 Bush Street Property) total over $1.0 billion, with (i) over 500,000 square feet of office space under management in San Francisco, (ii) 767,000 square feet of office space under construction in Burlingame Point fully leased to Facebook and (iii) over 48 acres of developable land in Santa Clara, California.

The Property. The 225 Bush Property is a Class A, 22-story, 579,987 square foot office building with ground floor retail located in the North Financial District neighborhood of San Francisco, California. The 225 Bush Property was originally constructed in two phases in 1922 and 1955. Formerly known as the “Standard Oil Building,” the 225 Bush Property was developed by John D. Rockefeller as the headquarters for Standard Oil and later became the headquarters of Chevron. The 225 Bush Property was designed by George W. Kelham and modeled after the Federal Reserve Bank of New York in Manhattan’s financial district. The 225 Bush Property features 26,000 square feet floor plates, a fitness center with locker rooms and showers, 110 subterranean valet parking spaces and is situated on a 0.88-acre site at the corner of Bush Street and Sansome Street, one block north of Market Street.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

225 Bush

The loan sponsor purchased the 225 Bush Property in 2014 for $350.0 million and has thereafter invested approximately $5.0 million in building system upgrades and approximately $23.0 million in tenant improvements. Historical investments include a $1.1 million renovation of the east and west lobbies in 2009 which included new lighting, interior paneling, carpeting, artwork, furniture, security desks, and the installation of new street-level property signage. From 2010 to 2013, the 225 Bush Property underwent a $12.8 million renovation which consisted of a full renovation of the terra cotta brick façade including waterproofing, repairs of the terra cotta brick, refurbishing and painting of the steel windows and storefronts, as well as lobby renovations and the installation of the 13th floor fitness center. The loan sponsor has indicated that it plans to execute a $7.0 million modernization of the building’s elevator systems which is expected to commence before the end of 2019 and be completed in 2022, however the borrower is under no obligation to conduct the modernization and no amounts were reserved therefor under the 225 Bush Street Whole Loan.

As of September 30, 2019, the 225 Bush Property was 97.8% leased to 32 tenants office tenants and an investment grade retail tenant, Target, which occupies 20,677 square feet of ground floor retail space. The 225 Bush Property’s 10 largest tenants occupy 77.8% of the net rentable area and no tenant occupies more than 14.5% of the total net rentable area.

The largest tenant, Twitch Interactive (“Twitch”) (84,035 square feet; 14.5% of net rentable area; 14.2% of underwritten base rent), is a wholly owned subsidiary of Amazon.com, Inc. (“Amazon”) (rated A3/A+/AA- by Moody’s/Fitch/S&P). Twitch is a live social media entertainment company has developed a platform allowing people to create and live-stream their own original entertainment to a global audience. Twitch is a platform for channels relating to cooking, fitness, music, the arts, talk shows and other genres. According to Twitch website, in 2018, Twitch viewers watched over 505 billion minutes of original content. Additionally, the Twitch platform has over 3 million unique broadcasters each month on average, over 15 million average daily visitors and over 1.3 million average viewership at any given moment.

Twitch has been in occupancy at the 225 Bush Property since May 2013, originally occupying 26,351 square foot (6th floor) under a five-year lease. In November 2014, the tenant executed a six-year renewal, expanding their premises by 25,653 square feet (8th floor) and 26,457 square feet (9th floor) for a total footprint of 78,461 square feet (not including storage space). Twitch has one, five-year extension option remaining as well as a right of first offer to lease the entire 2nd, 5th, 7th and 10th floors. Amazon fully guarantees Twitch’s lease.

The second largest tenant, LiveRamp, Inc (“LiveRamp”) (76,724 square feet; 13.2% of net rentable area; 15.4% of underwritten base rent) provides an identity resolution software platform to companies that enables a customer to use their offline customer data in online advertising. According to LiveRamp’s financial statements, as of March 2019, LiveRamp reported an annual revenue $285.62 million. Subscription revenue was $237 million, up 38% and contributed 83% of total revenue.

LiveRamp has been in occupancy at the 225 Property since May 2015, originally occupying 25,891 square feet (17th floor) under a seven-year lease. LiveRamp expanded at the 225 Bush Property in August 2016 by 25,809 square feet (16th floor) and once more in in July 2017 by an additional 25,024 square feet (15th floor). The tenant has one, five-year extension option remaining for the entirety of its space.

The third largest tenant, Benefit Cosmetics, LLC (61,917 square feet; 10.7% of net rentable area; 6.0% of underwritten base rent) is a wholly owned subsidiary of Moët Hennessy – Louis Vuitton (“LVMH”), which itself is multinational luxury goods conglomerate headquartered in Paris, France. Benefit Cosmetics, LLC is a manufacturer and seller of cosmetics headquartered in San Francisco, California and has over 2,000 counters in more than 30 countries. Benefit Cosmetics, LLC has domestic counters in many different retail stores such as Debenhams, Sephora, Boots pharmacy and Arnotts.

The 225 Bush Property is located in San Francisco’s North Financial District on the corner of Sansome Street and Bush Street, one block from the South of Market (“SOMA”) neighborhood. The 225 Bush Property is approximately 0.5 miles east of Union Square, which features major international retailers such as Nike, Apple, Gucci, Macy’s and Louis Vuitton and approximately 0.1 miles from the popular dining corridor known as Belden Place. In addition, the 225 Bush Property is within walking distance to the Montgomery BART station (0.3 miles), MUNI light rail, bus system stops and the Transbay Terminal development.

As of the second quarter of 2019, the North Financial District office market consisted of approximately 30.3 million square feet of office space with an overall market vacancy of 5.2% and average asking rents of approximately $67.81 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

225 Bush

The appraisal identified six directly competitive office rent comparables in the North and South Financial District submarket. Comparable buildings were built between 1912 and 2000 and range in size from 47,733 square feet to 485,000 square feet. Direct asking rents at the comparable properties ranged between $77.00 and $92.00 per square foot (full service leases) with a weighted average of approximately $86.29 per square foot. The 225 Bush Property’s in-place weighted average office rent is $68.89 per square foot, which compares favorably to the appraisal’s concluded office market rent, which ranges from $75.00 per square foot to $95.00 per square foot. The 225 Bush Property’s in-place weighted average office rent is approximately 18.7% below the weighted average concluded office market rent.

Summary of Appraisal’s Concluded Office Market Rent
Floor(s)	Appraisal’s Concluded Office Market Rent PSF
Partial Floor	$75.00
Full Floor	$85.00
Benefit Cosmetics Space	$90.00

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
93.4%	92.0%	92.5%	97.8%
(1)	Current Occupancy is as of September 30, 2019.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Twitch Interactive(3)	A3 / A+ / AA-	84,035	14.5%	$62.98	14.2%	8/18/2021
LiveRamp, Inc	NR / NR / NR	76,724	13.2%	$74.86	15.4%	5/4/2022
Benefit Cosmetics, LLC(4)	NR / NR / NR	61,917	10.7%	$35.90	6.0%	8/31/2020
Handshake	NR / NR / NR	52,735	9.1%	$90.01	12.7%	7/30/2027
SunRun	NR / NR / NR	43,850	7.6%	$81.75	9.6%	5/31/2024
Knotel	NR / NR / NR	26,664	4.6%	$79.00	5.6%	7/14/2026
Mesosphere, Inc.	NR / NR / NR	26,497	4.6%	$47.59	3.4%	4/30/2023
HEAP, Inc.	NR / NR / NR	26,339	4.5%	$79.31	5.6%	8/21/2023
General Assembly Space, Inc.	NR / NR / NR	26,333	4.5%	$73.13	5.2%	8/29/2024
Jewish Vocational Services(5)	NR / NR / NR	26,320	4.5%	$64.92	4.6%	2/28/2021
Total Major Office and Retail		451,414	77.8%	$67.97	82.1%
Other Occupied(6)		115,919	20.0%	$57.58	17.9%
Total Occupied		567,333	97.8%	$65.84	100.0%
Vacant		12,654	2.2%
Total		579,987	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	The Net Rentable Area (SF) for Twitch Interactive includes 5,574 square feet of storage space with an average base rent of $11.39 per square foot.

(4)	The Net Rentable Area (SF) for Benefit Cosmetics, LLC includes 1,787 square feet of storage space with an average base rent of $17.83 per square foot.

(5)	The Net Rentable Area (SF) for Jewish Vocational Services includes 305 square feet of storage space with a base rent of $5.95 per square foot.

(6)	Other is inclusive of a 8,766 square feet of conference room space and fitness center space and 3,907 square feet of storage space with no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

225 Bush

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	12,654	2.2%	NAP	NAP	12,654	2.2%	NAP	NAP
MTM & 2019	0	0	0.0%	$0	0.0%	12,654	2.2%	$0	0.0%
2020	7	67,403	11.6%	2,558,372	6.8%	80,057	13.8%	$2,558,372	6.8%
2021	13	141,317	24.4%	8,618,220	23.1%	221,374	38.2%	$11,176,592	29.9%
2022	6	92,117	15.9%	6,756,201	18.1%	313,491	54.1%	$17,932,793	48.0%
2023	6	56,632	9.8%	4,253,332	11.4%	370,123	63.8%	$22,186,125	59.4%
2024	12	94,693	16.3%	7,070,153	18.9%	464,816	80.1%	$29,256,278	78.3%
2025	1	20,677	3.6%	1,199,266	3.2%	485,493	83.7%	$30,455,544	81.5%
2026	1	26,664	4.6%	2,106,456	5.6%	512,157	88.3%	$32,562,000	87.2%
2027	2	52,735	9.1%	4,746,576	12.7%	564,892	97.4%	$37,308,576	99.9%
2028	0	0	0.0%	0	0.0%	564,892	97.4%	$37,308,576	99.9%
2029	0	0	0.0%	0	0.0%	564,892	97.4%	$37,308,576	99.9%
2030 and Thereafter(3)	4	15,095	2.6%	46,412	0.1%	579,987	100.0%	$37,354,988	100.0%
Total	52	579,987	100.0%	$37,354,988	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2030 and Thereafter is inclusive of a 8,766 square foot of conference room and fitness center space and 3,907 square feet of storage space that have no underwritten rent.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM Aug	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$38,476,742	$66.34	87.4%
Vacant Income	0	0	0	0	613,434	$1.06	1.4%
Gross Potential Rent	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$39,090,176	$67.40	88.8%
Total Reimbursements	3,060,722	2,256,601	2,572,270	2,655,316	4,439,738	$7.65	10.1%
Total Other Income	833,678	776,575	679,963	760,436	476,903	$0.82	1.1%
Net Rental Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$44,006,816	$75.88	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,176,496)	($3.75)	(4.9%)
Effective Gross Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$41,830,321	$72.12	95.1%
Total Expenses	11,423,601	11,018,547	11,108,481	12,018,844	14,566,655	$25.12	34.8%
Net Operating Income	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$27,263,666	$47.01	65.2%
Total TI/LC, Capex/RR	0	0	0	0	985,978	$1.70	2.4%
Net Cash Flow	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$26,277,688	$45.31	62.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Underwritten Base Rent is inclusive of (i) rent steps through November 2020 equal to $1,055,382 and (ii) straight line rent for Target and Twitch over the loan term, equal to $66,371.

Property Management. The 225 Bush Property is managed by 225 Bush Street Partners LLC, a Delaware limited liability company and an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 88

Collateral Term Sheet	Benchmark 2019-B14

225 Bush

Escrows and Reserves. At loan origination, the borrower deposited (i) $3,012,292 into a tax reserve, (ii) $838,031 into an insurance reserve, (iii) approximately $4,097,106 into an outstanding tenant improvements and leasing commission reserve in connection with five leases and (iv) approximately $886,122 into a free rent reserve in connection with two leases.

Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $376,536).

Insurance Reserve - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (initially estimated at $119,719).

Replacement Reserve - The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $9,666 for replacement reserves (approximately $0.20 per square foot annually), subject to a cap of $231,995 (approximately $0.40 per square foot).

TI/LC Reserve - The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $96,665 for tenant improvement and leasing commission obligations (approximately $2.00 per square foot annually), subject to a cap of $3,479,922 (approximately $6.00 per square foot).

Lockbox / Cash Management. The 225 Bush Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all existing tenants of the 225 Bush Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period exists, the funds in the clearing account will be swept on a daily basis into the borrower’s operating account and, if a Trigger Period exists, such funds will be swept on a daily basis into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account will be applied and disbursed in accordance with the 225 Bush Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the 225 Bush Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the waterfall described in the 225 Bush Whole Loan documents will be reserved as additional collateral for the 225 Bush Whole Loan. Under certain circumstances and for limited purposes described in the 225 Bush Whole Loan documents, the borrower may request disbursements of such excess cash flow.

A “Trigger Period” means the occurrence and continuation of (i) an event of default and (ii) a Low DSCR Period (as defined below).

A Trigger Period may be cured in accordance with the following conditions: with respect to a Trigger Period caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default and (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.60x on the last day of a calendar quarter.

“Low DSCR Period” means the debt service coverage ratio on the 225 Bush Whole Loan (as calculated in the 225 Bush Whole Loan documents) based on the last calendar quarter immediately preceding the date of determination is less than 1.55x.

Current Mezzanine or Subordinate Indebtedness. The 225 Bush Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $146.4 million, accrues interest at a fixed rate of 3.30300% per annum. The 225 Bush Subordinate Companion Note has a five-year term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan” in the Preliminary Prospectus.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.5%	Net Rentable Area (SF)(3):	1,854,729
Loan Purpose:	Acquisition	Location:	Charlotte, NC
Borrower:	BRI 1881 Innovation Park, LLC	Year Built / Renovated:	1979-2013 / 2011
Sponsors(2):	Various	Occupancy(3):	96.1%
Interest Rate:	3.50500%	Occupancy Date:	8/5/2019
Note Date:	10/18/2019	Number of Tenants:	16
Maturity Date:	11/1/2029	2016 NOI(4):	$15,306,649
Interest-only Period:	120 months	2017 NOI(4):	$16,907,586
Original Term:	120 months	2018 NOI(4):	$18,648,044
Original Amortization:	None	TTM NOI (as of 8/2019)(4):	$19,635,371
Amortization Type:	Interest Only	UW Economic Occupancy:	94.8%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$32,369,071
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$11,118,408
Additional Debt(1):	Yes	UW NOI:	$21,250,663
Additional Debt Balance(1):	$122,250,000	UW NCF:	$19,206,856
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$264,900,000 / $143
		Appraisal Date:	8/22/2019

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$98
Taxes:	$441,662	$147,221	N/A	Maturity Date Loan / SF:	$98
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	68.8%
Replacement Reserves:	$30,912	$30,912	N/A	Maturity Date LTV(5):	68.8%
TI/LC:	$115,921	$115,921	$1,400,000	UW NCF DSCR:	2.97x
				UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$182,250,000	64.2%	Purchase Price	$270,000,000	95.1%
Sponsor Equity	101,642,381	35.8	Closing Costs	13,303,886	4.7
			Upfront Reserves	588,495	0.2
Total Sources	$283,892,381	100.0%	Total Uses	$283,892,381	100.0%
(1)	The Innovation Park loan is part of a whole loan evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $182.25 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $182.25 million Innovation Park Whole Loan (as defined below).

(2)	The loan sponsors of the Innovation Park Whole Loan are BRI 1881 Innovation Park, LLC, Aleph Investment Properties, LLLP and Aleph Investment Properties (US), LLLP.

(3)	Occupancy is inclusive of (i) 38,553 square feet associated with amenity space and (ii) 118,289 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

(4)	The increase from 2016 NOI through TTM NOI is attributable to a 146,881 square foot expansion by AXA Equitable consisting of (i) 38,200 square feet leased to AXA Equitable in October 2017 and (ii) 108,681 additional square feet leased to AXA Equitable in September 2018, representing 7.9% of total net rentable area and 13.2% of total rent at the property.

(5)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Hypothetical Market Value As-Is” appraised value of $264.9 million. As of the date of origination, there were no outstanding tenant improvement and leasing commission obligations remaining. Based on the As-Is appraised value of $262.9 million as of August 22, 2019, the Cut-off Date LTV and Maturity Date LTV are equal to 69.3% and 69.3%, respectively.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

The Loan. The Innovation Park loan is part of a whole loan evidenced by three pari passu promissory notes, each as described below, with an aggregate original balance of $182.25 million (the “Innovation Park Whole Loan”), secured by a first mortgage lien on the borrower’s fee interest in a 1,854,729 square foot Class A office complex located in Charlotte, North Carolina. The non-controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, will be included in the Benchmark 2019-B14 trust. The remaining notes, which are currently held by JPMCB, are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Innovation Park Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Innovation Park Whole Loan has a ten-year term and is interest-only for the entire term. The Innnovation Park Whole Loan will be serviced pursuant to the pooling and servicing component for the Benchmark 2019-B14 Trust until the controlling Note A-2 is securitized, where upon the Innovation Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2019-B14	No
A-2	$70,000,000	$70,000,000	JPMCB	Yes
A-3	$52,500,000	$52,500,000	JPMCB	No
Total	$182,250,000	$182,250,000

The Borrower. The borrower is BRI 1881 Innovation Park, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and non-recourse guarantors are Aleph Investment Properties (US), LLLP and Aleph Investment Properties, LLLP. The borrower is a joint-venture between Accesso Partners, LLC (“Accesso Partners”) and Partners Group AG, (SIX: PGHN) (“Partners Group”). Accesso Partners is a real estate investment and property development group that currently owns a portfolio of over $3.0 billion in assets totaling over 15.0 million square feet of office space across 44 properties, 21 major cities and eight states. Headquartered in Hallandale Beach, Florida, Accesso Partners offers a full range of services including acquisition, asset management, property management construction and accounting with additional offices in Houston, Dallas, Minneapolis, Atlanta and Chicago. Partners Group is a global private markets investment manager, serving over 900 institutional investors worldwide. Since inception, Partners Group has over $91 billion in assets under management and employs over 1,300 professionals across 20 offices worldwide. Partners Group has invested over $100 billion in private equity, private real estate, private debt and private infrastructure on behalf of its clients. Partners Group is one of the largest private markets investment managers in the world.

The Property. The Innovation Park property is a 1,854,729 square foot office complex located in Charlotte, North Carolina, consisting of 11 interconnected office buildings, a free standing industrial flex building, a free standing 1,200 seat chapel, a central utility plant and two parking structures. The property is situated on an approximately 202-acre site which includes an approximately 89.2 acre vacant parcel of undeveloped excess land. The Innovation Park property includes two parking structures containing 7,601 surface and garage parking spaces, resulting in a parking ratio of approximately 4.12 spaces per 1,000 square feet. Of the 7,601 parking spaces, 2,366 serve as collateral for the Innovation Park Whole Loan. The buildings were completed between 1979 and 2013, while the parking structures were constructed in 2005 and 2012. The property was originally constructed as IBM’s research and development campus and was repositioned as the Innovation Park property in 2011 after IBM vacated a majority of the park. After acquiring the park in 2010, the prior owner made significant upgrades including a number of on-campus amenities such as two fitness centers with locker rooms, a cafeteria, two conference centers and extensive landscaping and tenant lounge areas. The prior owner reportedly invested over $50.0 million in capital expenditures and tenant improvements since 2010 including approximately $19.7 million since 2016.

As of August 5, 2019, the property was 96.1% leased to 16 tenants representing several industries including financial services, insurance, technology and design. In addition, approximately 42.4% of the tenants at the Innovation Park property are investment grade rated. The largest tenant at the Innovation Park property, AXA Equitable (NYSE: EQH) (Moody’s/S&P/Fitch: A2/A/A-) (“AXA”), accounts for approximately 15.7% of net rentable area and approximately 25.3% of underwritten base rent. Founded in 1859, AXA is a financial services company that offers a variety of variable annuity products, term, variable and universal life insurance products, employee benefit products and investment products principally to individuals, small and medium-sized businesses and professional and trade associations. As of the second quarter of 2019, AXA reported approximately $6.9 billion in net income, and as of the year end 2018, AXA had $618.6 billion in assets under management. The space leased by AXA at the Innovation Park property serves as its life-insurance operations and service center where approximately 600 AXA employees work. AXA has been a tenant at Innovation Park since 2013 and has a lease expiration date of November 30, 2028 with one five-year extension option remaining. AXA originally leased 144,647 square feet, subsequently expanded by 38,200 square feet in 2017 and expanded by an additional 108,681 square feet in 2018. AXA has the right to terminate its lease with respect to 144,647 square feet (approximately 50% of their leased space) in December 2024 with 12 months’ prior written notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

The second largest tenant at the property, Allstate Insurance Company (“Allstate”) (NYSE: ALL) (Moody’s/S&P/Fitch: A3/A-/BBB+) accounts for approximately 13.9% of net rentable area and approximately 22.4% of underwritten base rent. Founded in 1931 and serving approximately 16 million households in the United States, Allstate offers a variety of insurance product options including auto, homeowners, renters, condominium and stand-alone scheduled personal property through different distribution channels including Allstate exclusive agencies, independent agencies, online and call centers. As of year-end 2018, Allstate had nearly $39.8 billion in revenues and $112.2 billion in assets. The Innovation Park property serves as Allstate’s current operations center. Allstate has been at Innovation Park since 2014 and has a lease expiration of December 31, 2027 with two, five-year extension options. Allstate originally leased 217,062 square feet at the property and expanded by 40,311 square feet in July 2019. Allstate has the right to terminate its lease in November 2022 with nine months’ prior written notice and the payment of a termination fee.

The third largest tenant at the property, Classic Graphics, accounts for approximately 12.9% of net rentable area and approximately 4.5% of underwritten base rent. Classic Graphics specializes in custom large format signage, trade show displays and other visual communications solutions. Class Graphics is a subsidiary of the IMAGINE group (“IMAGINE”), which consists of a family of five companies focused on delivering visual communications solutions to brands across the retail, entertainment, gaming, quick service restaurant and consumer packaged goods industries. Classic Graphic has been a tenant since 2011 and has a lease expiration date of January 31, 2026 with one, five-year extension option remaining. Classic Graphics originally leased 179,775 square feet and subsequently expanded by 58,969 square feet in 2013. Classic Graphics has the right to terminate its lease with respect to 58,969 square feet in December 31 2020, with nine months’ prior written notice and the payment of a termination fee.

The loan sponsors expect to convert approximately 242,992 square feet of industrial space in Buildings 001 and 002 to office space with the goal of putting the space to more efficient use at higher rental rates. The buildings are currently leased through 2023 and 2026, respectively. The loan sponsor has budgeted approximately $130 per square foot, or $31.6 million, in capital expenses and tenant improvements associated with the conversion, of which has been reserved at loan origination. In addition, the loan sponsors have indicated that they expect the outlying parcels which are not included in the collateral to be converted to retail, residential and office use.

The Innovation Park property is located in Charlotte, North Carolina, approximately nine miles north of Charlotte’s central business district. According to the appraisal, the city of Charlotte is the nation’s third largest banking center and home to the headquarters of six Fortune 500 companies including Bank of America, Lowe’s Home Improvement Warehouse, Duke Energy, Nucor and Sonic Automotive. According to the Bureau of Labor Statistics, as of April 2019, the labor pool in the Charlotte metro area grew 3.0% year-over-year and the number of new jobs increased 2.5%. In addition to strong job growth, Charlotte has experienced strong infrastructure development including the 2018 completion of the $1.2 billion LYNX Blue line rail extension, Charlotte’s first 18.9 mile long light rail service. The Innovation Park property is located within University City, the second largest employment center in Charlotte. University City is comprised of over 11 million square feet of office space, 4.8 million of which is LEED certified, and consists of approximately 73,000 employees, 23 Fortune 500 companies and three headquarter locations. The area benefits from its proximity to the University of North Carolina at Charlotte which has an enrollment of over 25,000 students as well as Carolina’s Medical Center – University. Additional demand drivers within University City include University Research Park, University Executive Park Atrium Health University City, Belgate Shopping Center, Concord Mills Mall and Charlotte Motor Speedway, one of NASCAR’s racing venues.

As of the second quarter of 2019, the Charlotte office market consisted of approximately 110 million square feet of office space with an overall vacancy rate of 7.9% and average asking rents of $26.07 per square foot. The University City submarket totaled approximately 8.6 million square feet with an average vacancy of 10.4% and average asking rents of $23.91 per square foot. The overall Charlotte office market achieved 2.5 million square feet in leasing activity through mid-year 2019 and projects positive net absorption through year end 2019.

The appraiser identified seven office rent comparables for the Innovation Park property. Comparable buildings were built between 1972 and 2017 and range in size from 56,871 to 199,571 square feet. Direct asking rents at the comparable properties ranged between $22.00 and $29.50 per square foot with a weighted average office rent of approximately $25.30 per square foot. The Innovation Park property’s in-place weighted average office rent is $19.30 per square foot, below the appraisal’s concluded office market rent of $25.00 per square foot.

The appraisal identified eleven industrial rent comparables for the Innovation Park property with rents ranging from $4.50 to $7.35 per square foot with a weighted average of $5.54 per square foot. The Innovation Park property’s in-place weighted average industrial rent is $5.07 per square foot, in-line with the appraisal’s concluded industrial rent of $5.50 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)(3)
96.1%	95.4%	95.9%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 5, 2019.

(3)	Occupancy is inclusive of (i) 38,553 square feet associated with amenity space and (ii) 118,289 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration
AXA Equitable(4)	A2 / A / A-	291,528	15.7%	$23.93	25.3%	11/30/2028
Allstate Insurance Company(5)	A3 / A- / BBB+	257,393	13.9%	$24.04	22.4	12/31/2027
Classic Graphics(6)	NR / NR / NR	238,744	12.9%	$5.23	4.5	1/31/2026
Alight Solutions LLC(7)	NR / NR / NR	216,377	11.7%	$16.06	12.6	11/30/2025
Wells Fargo Bank	A2 / A- / A+	196,613	10.6%	$22.76	16.2	3/31/2025
TVS	NR / NR / NR	183,324	9.9%	$5.16	3.4	4/30/2023
TTI Worldwide	NR / NR / NR	75,335	4.1%	$23.14	6.3	12/31/2026
BB&T	A2 / A- / A+	40,666	2.2%	$12.66	1.9	5/31/2024
Elevation Church	NR / NR / NR	36,890	2.0	$14.20	1.9	3/31/2025
Framatone	NR / NR / NR	31,858	1.7	$22.32	1.9	10/31/2009
Top 10 Total / Wtd. Avg.		1,568,728	84.6%	$17.04	92.7%
Remaining Tenants(8)		214,398	11.6%	$15.98	7.3%
Total Occupied Space		1,783,126	96.1%
Vacant		71,603	3.9
Total / Wtd. Avg.		1,854,729	100.0%	$14.87	100.0%

(1)	Based on the underwritten rent roll dated August 5, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Base Rent per PSF is inclusive of (a) contractual rent steps through June 2020 and (b) straight line rent for investment grade tenants over the loan term.

(4)	AXA Equitable has the right to terminate its lease with respect to 144,647 square feet on December 31, 2024, with 12 months’ prior written notice and a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space.

(5)	Allstate Insurance Company has the right to terminate its lease on November 30, 2022, with nine months’ prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space.

(6)	Classic Graphics has the right to terminate its lease with respect to 58,969 square feet on December 31, 2020, with nine months' prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, landlord work costs related to tenant spaces and the cost of dividing the existing space from any additional space leased to Classic Graphics.

(7)	Alight Solutions LLC has the right to terminate its lease on November 20, 2022 with 12 months’ prior notice and the payment of a termination fee equal to three months base rent and unamortized brokerage commissions, rent abatements and landlord work costs related to such space.

(8)	Remaining tenants is inclusive of (i) 38,553 square feet associated with amenity space and (ii) 118,289 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	71,603	3.9%	NAP	NAP	71,603	3.9%	NAP	NAP
2019 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0	0	0.0%	$0	0.0%
2022	1	22,775	1.2%	241,643	0.9	94,378	5.1%	$241,643	0.9%
2023	4	223,538	12.1%	1,735,498	6.3	317,916	17.1%	$1,977,141	7.2%
2024	2	61,909	3.3%	875,549	3.2	379,825	20.5%	$2,852,689	10.3%
2025	3	449,880	24.3%	8,473,891	30.7	829,705	44.7%	$11,326,581	41.1%
2026	2	314,079	16.9%	2,991,809	10.8	1,143,784	61.7%	$14,318,389	51.9%
2027	1	257,393	13.9%	6,187,005	22.4	1,401,784	75.5%	$20,505,394	74.4%
2028(4)	2	293,752	15.8%	7,028,908	25.5	1,694,929	91.4%	$27,534,302	99.8%
2029 & Beyond(5)	9	159,800	8.6%	42,484	0.2	1,854,729	100.0%	$27,576,787	100.0%
Total	24	1,854,729	100.0%	$27,576,787	100.00%

(1)	Based on the underwritten rent roll dated August 5, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring is inclusive of (a) contractual rent steps through June 2020 and (b) straight line rent for investment grade tenants over the loan term accounting for approximately $2.0 million in underwritten base rent.

(4)	2028 is inclusive of 7,731 square feet leased to Bon Appetit Management Company that serves as amenity space for tenants at the property.

(5)	2029 & Beyond is inclusive of (i) 38,553 square feet associated with amenity space and (ii) 118,289 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$21,832,902	$23,050,139	$24,785,667	$25,837,745	$27,576,787	$14.87	81.2%
Vacant Income	0	0	0	0	1,500,862	0.81	4.4
Gross Potential Rent	$21,832,902	$23,050,139	$24,785,667	$25,837,745	$29,077,649	$15.68	85.6%
Total Reimbursements	3,715,621	3,914,912	4,512,707	4,848,580	4,895,727	2.64	14.4
Net Rental Income	$25,548,523	$26,965,051	$29,298,373	$30,686,325	$33,973,376	$18.32	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(1,753,558)	(0.95)	(5.2)
Other Income	169,565	157,973	213,576	149,254	149,254	0.08	0.4
Effective Gross Income	$25,718,088	$27,123,025	$29,511,950	$30,835,578	$32,369,071	$17.45	95.3%
Total Expenses	10,411,439	$10,215,438	$10,863,906	$11,200,207	$11,118,408	$5.99	34.3
Net Operating Income(4)	$15,306,649	$16,907,586	$18,648,044	$19,635,371	$21,250,663	$11.46	65.7%
Total TI/LC, CapEx	0	0	0	0	2,043,807	1.10	6.3
Net Cash Flow	$15,306,649	$16,907,586	$18,648,044	$19,635,371	$19,206,856	$10.36	59.3%

(1)	TTM column represents the trailing 12-month period ending August 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is inclusive of (a) contractual rent steps through June 2020 and (b) straight line rent for investment grade tenants over the loan term accounting for approximately $2.0 million in underwritten base rent.

(4)	The increase from 2016 NOI through TTM NOI was attributable to a 146,881 square foot expansion by AXA Equitable inclusive of (i) 38,200 square feet leased to AXA Equitable in October 2017 and (ii) 108,681 additional square feet leased to AXA Equitable in September 2018 representing 7.9% of total net rentable area and 13.2% of total rent at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

Property Management. The Innovation Park property is managed by Accesso Services LLC, a Florida limited liability company and an affiliate of the loan sponsors.

Escrows and Reserves. At loan origination, the borrowers deposited $441,662 into a tax reserve account, approximately $30,912 into a replacement reserve account and $115,921 into a rollover reserve account.

Tax Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes (initially estimated to be $147,221).

Insurance Escrows – Insurance escrows are waived so long as (i) no event of default has occurred and is continuing and (ii) the Innovation Park property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each payment date, the borrowers will be required to fund an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Escrows – On a monthly basis, the borrowers are required to deposit $30,912 for replacement reserves (or approximately $0.20 per square foot annually). The replacement reserve is not subject to a cap.

TI/LC Reserves – On a monthly basis through the payment date occurring in November 2022, the borrowers are required to deposit $115,921 for tenant improvements and leasing commission (or approximately $0.75 per square foot annually). On each monthly payment date thereafter, the borrower is required to pay $193,201. Monthly payments made prior to October 2022 are waived if the applicable amount of funds on deposit in the TI/LC Reserve account is equal to or greater than $1,400,000. The aggregate amount of the applicable amount of funds on deposit may not exceed a cap of $5,000,000 on any payment date.

Lockbox / Cash Management. The Innovation Park Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to send tenant direction letters instructing the tenants to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrowers. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the Innovation Park Whole Loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the Innovation Park Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of a borrower or property manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents and based on the trailing six-month period immediately preceding the date of determination) is less than 1.75x, or (iv) the event of default under any new mezzanine loans permitted under the Innovation Park Whole Loan documents in connection with a bona fide sale of the property to a third party or funding tenant improvement and leasing commission obligations under any new lease approved by the lender and any new mezzanine lender in order to convert the existing industrial space at the Innovation Park property to office use (individually and collectively, a “New Mezzanine Loan”) .

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (b) with respect to clause (ii) above, (1) only with respect to a bankruptcy action of a property manager, the borrowers replaces the property manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action or, if such bankruptcy action is involuntary and not consented to or colluded in by the property manager or any of its affiliates, such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the Innovation Park Whole Loan or the Innovation Park property, determined in the lender’s sole discretion, and (2) only with respect to a bankruptcy action of the borrower that is involuntary and not consented to or colluded in by the borrower, if such bankruptcy action is involuntary and not consented to or colluded in by the property manager or any of its affiliates, such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the Innovation Park Whole Loan or the Innovation Park property, determined in the lender’s sole discretion, (c) with respect to clause (iii) above, the debt service coverage ratio (as calculated in the Innovation park Whole Loan documents and based on the trailing six-month period immediately preceding the date of determination) is at least 1.75x for two consecutive quarters, or (d) with respect to clause (iv) above, such event of default relating to any new mezzanine loan has been cured in accordance with the terms of the related New Mezzanine Loan documents. Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; (2) a Cash Sweep Event Cure may occur no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 88

Collateral Term Sheet	Benchmark 2019-B14

Innovation Park

more than a total of two times in the aggregate during the term of the Innovation Park Whole Loan; (3) a Cash Sweep Event Cure following a DSCR trigger event may occur an unlimited number of times during the term of the Innovation Park Whole Loan and (4) the borrower pays the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, except as provide in clause (b)(2) above, in no event will the borrower have the right to cure a Cash Sweep Event occurring from a bankruptcy of the borrower.

Future Mezzanine or Subordinate Indebtedness Permitted. The direct or indirect equity holders of the borrower are permitted to incur a new mezzanine loan from an institutional lender secured by a pledge of their direct or indirect equity interests in the borrower so long as, among other things: (a) no event of default has occurred and is continuing, (b) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (c) immediately after giving effect to the closing of such mezzanine loan, the loan-to-value ratio (as calculated in the Innovation Park Whole Loan documents) may not exceed 68.8%, (d) immediately after giving effect to the closing of such mezzanine loan, the debt service coverage ratio (as calculated in the Innovation Park Whole Loan documents) is not less than 2.46x, (e) the maturity date of the mezzanine loan is not earlier than the maturity date of the Innovation Park Whole Loan and (f) rating agency confirmation is obtained.

Partial Releases. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 88

Collateral Term Sheet	Benchmark 2019-B14

The Essex

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 88

Collateral Term Sheet	Benchmark 2019-B14

The Essex

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 88

Collateral Term Sheet	Benchmark 2019-B14

The Essex

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$41,900,000	Title:	Fee Simple
Cut-off Date Principal Balance(2):	$41,900,000	Property Type - Subtype:	Mixed Use – Multifamily/Retail
% of Pool by IPB:	4.3%	Net Rentable Area (Units)(3):	195
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Site 2 DSA Residential LLC,	Year Built / Renovated:	2019 / N/A
	Site 2 DSA Theater LLC	Occupancy(4):	100.0%
Loan Sponsor:	L+M Development Partners	Occupancy Date:	09/10/2019
Interest Rate:	3.03420%	Number of Tenants:	N/A
Note Date:	10/25/2019	2016 NOI(5):	N/A
Maturity Date:	11/01/2026	2017 NOI(5):	N/A
Interest-only Period:	84 months	2018 NOI(5):	N/A
Original Term:	84 months	UW Economic Occupancy:	95.6%
Original Amortization:	None	UW Revenues:	$14,909,246
Amortization Type:	Interest Only	UW Expenses:	$2,857,283
Call Protection:	L(24),Def(55),O(5)	UW NOI:	$12,051,963
Lockbox / Cash Management	Springing / Springing	UW NCF:	$11,993,463
Additional Debt:	Yes	Appraised Value / Per Unit:	$293,000,000 / $1,502,564
Additional Debt Balance(2):	$75,100,000 / $58,000,000 /	Appraisal Date:	08/21/2019
	$40,000,000
Additional Debt Type(2):	Pari Passu / Subordinate Debt /
	Mezzanine Loan

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan	Total Debt
Taxes:	[ ]	Springing	N/A	Cut-off Date Loan / Units:	$600,000	$897,436	$1,102,564
Insurance:	[ ]	Springing	N/A	Maturity Date Loan / Units:	$600,000	$897,436	$1,102,564
Replacement Reserves:	[ ]	$5,415	N/A	Cut-off Date LTV:	39.9%	59.7%	73.4%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	39.9%	59.7%	73.4%
				UW NCF DSCR:	3.33x	2.10x	1.28x
				UW NOI Debt Yield:	10.3%	6.9%	5.6%

(1)	The Essex Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA (“GS”).

(2)	The Essex Whole Loan (as defined below) is comprised of (i) The Essex Mortgage Loan (comprised of one senior note with an outstanding principal balance as of the Cut-off Date of $56.9 million), (ii) a companion loan, which is pari passu with The Essex Mortgage Loan (comprised of two pari passu notes) with an aggregate principal balance as of the Cut-off Date of $60.1 million and (iii) a subordinate companion loan (comprised of two pari passu notes) with aggregate principal balance as of the Cut-off Date of $58.0 million. The Senior Notes Financial Information presented in the chart above reflects the $117.0 million aggregate Cut-off Date balance of The Essex Mortgage Loan and The Essex Pari Passu Companion Loan, excluding The Essex Subordinate Companion Loan. The Whole Loan Financial Information presented in the chart above reflects the $175.0 million aggregate Cut-off Date balance of The Essex Whole Loan, and excludes the related The Essex Mezzanine Loan. The Total Debt Financial Information presented in the chart above reflects the $215.0 million aggregate Cut-off Date balance of The Essex Whole Loan and The Essex Mezzanine Loan.

(3)	Net Rentable Area (Units) is based on the multifamily component totaling 195 residential units and 140,070 square feet. The Essex Property (as defined below) has an additional retail component totaling 65,000 square feet leased in its entirety to Regal Cinemas.

(4)	Occupancy and UW NOI are inclusive of both the residential space and commercial space.

(5)	2016 NOI through 2018 NOI are not available as The Essex Property was completed construction in 2019.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 88

Collateral Term Sheet	Benchmark 2019-B14

The Essex

The Loan. The Essex loan is secured by the borrowers’ fee simple interest in four condominium units: three multifamily condominiums and one retail condominium located in New York, New York. The Essex loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $175.0 million (the “The Essex Whole Loan”) and is comprised of (i) a senior loan, comprised of three pari passu notes, with an aggregate principal balance as of the Cut-off Date of $117.0 million (“The Essex Senior Notes”) (one of which, Note A-1, with an outstanding principal balance as of the Cut-off Date of $56.9 million, is being contributed to the Benchmark 2019-B14 Trust (“The Essex Mortgage Loan”) and the remainder of which, with an outstanding principal of $60.1 million, are expected to be contributed to one more future securitization trusts (“The Essex Pari Passu Companion Loan”)), (ii) a subordinate companion loan, comprised of two pari passu notes, with an aggregate principal balance as of the Cut-off Date of $58.0 million (collectively, “The Essex Subordinate Companion Loan”) each as described below. The relationship between the holders of The Essex Senior Notes and The Essex Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Essex Whole Loan” in the Preliminary Prospectus. The Essex Whole Loan was co-originated by JPMCB and GS. The Essex Whole Loan has a seven-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$56,900,000	$56,900,000	Benchmark 2019-B14	No(1)
Note A-2	25,000,000	25,000,000	JPMCB	No
Note A-3	35,100,000	35,100,000	GS	No
Senior Notes	$117,000,000	$117,000,000
Note B-1	40,600,000	40,600,000	JPMCB(2)	Yes(1)
Note B-2	17,400,000	17,400,000	GS(2)	No
Whole Loan	$175,000,000	$175,000,000
(1)	The Essex Whole Loan will be serviced pursuant to the BMARK 2019-B14 pooling and servicing agreement. However, for so long as no The Essex Control Appraisal Period has occurred and is continuing, the holder of the related Note B-1 will be the controlling noteholder and will have the right to approve certain modification and consent to certain actions taken with respect to the related whole loan. If and for so long as a The Essex Control Appraisal Period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—The Essex Whole Loan”.

(2)	Currently held by JPMCB and GS and expected to be sold to one or more third party investors.

The Borrower. The borrowers are Site 2 DSA Residential LLC, a Delaware limited liability company, and Site 2 DSA Theater LLC, a Delaware limited liability company (the “Mortgage Borrowers”).

The Loan Sponsor. The Essex was developed by Delancey Street Associates, a partnership between L+M Development Partners (5%), BFC Partners (5%), Taconic Investment Partners (5%) and within Taconic, the Prusik Group (2% of Taconic’s 5% - 0.1%) and the Goldman Sachs Urban Investment Group (85%).

The Property. The Essex is a 205,070 square foot, 26-story, mixed-use tower, situated on Site Two of the multi-phase Essex Crossing development located in the Lower East Side of Manhattan, New York. Collateral for The Essex Whole Loan consists of 140,070 square feet of residential space (195 units) and 65,000 square feet of theater space (“The Essex Property”). Constructed in 2019, The Essex consists of seven condominium units, four of which serve as collateral for The Essex Whole Loan, including three condominium units associated with the multifamily units and one unit associated with a 14-screen movie theatre leased to Regal Cinemas. The remaining three condominium units (which do not serve as collateral for The Essex Whole Loan) consist of the Market Line, which is owned and operated by Delancey Street Associates, Essex Market, which is owned and operated by New York City, and an urban farm located on the sixth floor terrace of The Essex. Amenities for the multifamily portion of The Essex Property include a 24-hour attended lobby, fitness center, resident lounge, children’s playroom, conference room, library, landscaped terrace and grilling stations on the sixth floor and rooftop terrace. The residential units feature in-unit washers and dryers and offer views of the surrounding cityscape and East River Crossings.

The Essex Property multifamily unit mix consists of 48 studio, 49 one-bedroom, 71 two-bedroom and 27 three-bedroom units. As part of the overall Essex Crossing master-plan, The Essex Property is required to operate 46.0% of the residential units as affordable housing units. The Essex Property contains 97 market rate units and 98 affordable units. The affordable units consist of 53 low income units and 45 moderate income units. The low income units are designated for households whose income is between 37.0% and 57.0% of the area median income (“AMI”). The moderate income units are designated for households whose income is between 110.0% and 155.0% of the AMI. Leasing for the residential component started in January 2019 with all units 100.0% occupied as of September 10, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 88

Collateral Term Sheet	Benchmark 2019-B14

The Essex

Opened in January 2019, The Essex Property is part of the greater Essex Crossing development in the Lower East Side of Manhattan, New York, a 1.9 million square foot development project expected to be completed in 2024, comprised of nine sites with over 1,000 new residences, 300,000 square feet of retail space, including Trader Joe’s and Target, 350,000 square feet of office space and 100,000 square feet of green space, which will be connected by a below-ground, 150,000 square foot market place known as the Market Line. Additional offerings within Essex Crossing include Essex Market, a public market, the Gutter, a 12-lane bowling alley, an outdoor park space featuring a children’s play area and the International Center of Photography, which is expected to open in January 2020.

The Essex Property’s retail component is 100.0% leased to Regal Cinemas, which operates a 14-screen movie theater located on floors two through five of the building. As of October 2019, Regal Cinemas operates 7,221 screens in 550 theatres located in 42 states along with American Samoa, the District of Columbia, Guam and Saipan. In February 2018, Regal Cinemas was acquired by Cineworld Group Plc, an international cinema chain operating in 10 countries. As of year-end 2018, Cineworld reported $4.7 billion in revenue. Regal Cinemas opened in April 2019 and has a lease expiration date of March 2039 with three, five-year renewal options and no termination options.

The Essex Property is located in the Lower East Side neighborhood of Manhattan, New York and offers convenient access to the area’s network of highways including FDR Drive, Interstate 78 and Interstate 278. The Essex Property is located adjacent to Delancey Street Station, a subway stop that provides access to two of New York City’s 24-hour subway lines, and within walking distance to additional subway stations including Grand Street, Second Avenue and East Broadway. Additional transportation options in the area include the MTA Bus system and Port Authority Trans-Hudson Corporation, a heavy rail rapid-transit system that connects Manhattan and New Jersey. According to a third party report, as of the fourth quarter of 2018, New York City’s average household income is $193,106, above the average household incomes of $157,945 and $182,320 reported for top metropolitan areas and the northeast region, respectively.

According to a third party report, The Essex Property is located within the Soho retail submarket within the New York retail market. The New York retail market and Soho retail submarket had overall inventory of 588.7 million square feet and 6.0 million square feet, respectively, and exhibited vacancy rates of 3.9% and 6.6%, respectively. According to a third party report, The Essex Property is located within the West Village / Downtown multifamily submarket within the New York multifamily market. The New York multifamily market is experiencing a three-year high rent growth of 2.5% for all asset classes and 3.0% for luxury assets, and as of the second quarter of 2019, reported a vacancy rate of 1.9%. As of the second quarter of 2019, the West Village / Downtown multifamily submarket reported an average asking rent of $4,733 and vacancy rate of 4.0%.

Total Unit Mix
Unit Type	Units	Occupied Units	Avg. SF	Monthly Avg.	Annual	PSF	Occupancy
Studio	48	48	436	$1,949	$1,122,492	$54	100.0%
1 BR	49	49	601	$3,455	$2,031,768	$69	100.0%
2 BR	71	71	848	$4,605	$3,923,280	$65	100.0%
3 BR	27	27	1,093	$7,093	$2,298,120	$78	100.0%
Total / Wtd. Avg.	195	195	718	$4,007	$9,375,660	$65	100.0%

	Market					Affordable: Moderate Income					Affordable: Low Income
Unit Type	Units	Avg. SF	Monthly Avg.	Annual	PSF	Units	Avg. SF	Monthly Avg.	Annual	PSF	Units	Avg. SF	Monthly Avg.	Annual	PSF
Studio	12	497	$4,288	$617,532	$103	15	415	$1,695	$305,088	$49	21	415	$793	$199,872	$23
1 BR	25	626	$5,455	$1,636,380	$105	9	575	$2,227	$240,516	$46	15	575	$860	$154,872	$18
2 BR	39	906	$6,804	$3,184,380	$90	17	776	$2,660	$542,544	$41	15	778	$1,091	$196,356	$17
3 BR	21	1,108	$8,468	$2,134,020	$92	4	1040	$2,919	$140,112	$34	2	1051	$1,000	$23,988	$11
Total / Wtd. Avg.	97	827	$6,505	$7,572,312	$96	45	639	$2,275	$1,228,260	$44	53	587	$904	$575,088	$19

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 88

Collateral Term Sheet	Benchmark 2019-B14

The Essex

Retail Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date	Most Recent Sales Per Screen(2)	Occupancy Cost
Regal Cinemas	NR / NR / NR	65,000	100.0%	$78.85	100.0%	3/31/2039	$151.16	52.2%
(1)	Based on the underwritten rent roll dated September 10, 2019.

(2)	The Most Recent Sales Per Screen is based on 14 screens and the annualized sales from the reporting period of April 1, 2019 to July 31, 2019 which amounted to $3,275,185.

Retail Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030 & Beyond	1	65,000	100.0%	5,125,250	100.0%	65,000	100.0%	$5,125,250	100.0%
Total	1	65,000	100.0%	$5,125,250	100.0%
(1)	Based on the underwritten rent roll dated September 10, 2019.

Cash Flow Analysis
	Underwritten(4)	Per Unit(1)(5)	%(2)
Residential Income(1)(3)	$9,375,660	$48,080	64.7%
Retail Income(4)	5,125,000	78.85	35.3%
Vacant Income	0	0	0.0%
Gross Potential Rent	$14,500,660	$74,362	100.0%
Total Reimbursements	998,998	5,123	6.9%
Net Rental Income	$15,499,658	$79,485	104.0%
Vacancy	(684,816)	(3,512)	(4.6)%
Other Income	94,404	484	0.6%
Effective Gross Income	$14,909,246	$76,458	100.0%
Total Expenses	2,857,283	14,653	19.2%
Net Operating Income	$12,051,963	$61,805	80.8%
Replacement Reserves(3)	58,500	300	0.4%
Net Cash Flow	$11,993,463	$61,505	80.4%
(1)	Residential Income and Retail Income Per Unit are calculated based on 195 multifamily units and 65,000 commercial square feet, respectively.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Replacement Reserves include rent from one commercial tenant and all residential units.

(4)	Underwritten Residential Income is based on the in-place rent roll as of September 10, 2019.

(5)	Retail Income Underwritten (Per Unit) is calculated based on Regal Cinemas’ in-place rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 88

Collateral Term Sheet	Benchmark 2019-B14

The Essex

Property Management. The residential units are managed by C&C Apartment Management LLC. The commercial space is managed by Taconic Management Company LLC, a wholly owned subsidiary of Taconic Investment Partners.

Escrows and Reserves. At loan origination, the borrowers deposited (i) approximately $[ ] into a real estate tax reserve and (ii) $[ ] into a replacements reserve.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to $[ ] per month.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of estimated insurance premiums. In the event the borrower obtains and maintains a blanket insurance policy acceptable to the lender and no event of default has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacements Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to $4,602 for the residential units and $812 for the theatre unit.

Lockbox / Cash Management. The Essex Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at loan origination to deliver tenant direction letters instructing the tenants to deposit all rents and payments into a lender controlled lockbox account and direct the property manager to deposit all amounts constituting rents into the lockbox account. To the extent no Cash Sweep Event (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrowers. Following the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with The Essex Whole Loan documents. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for The Essex Whole Loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) an event of default under The Essex Mezzanine Loan (as defined below), (iii) any bankruptcy action of a borrower or property manager, or (iv) the date on which the debt service coverage ratio (as calculated in the loan documents and based on the trailing three-month period immediately preceding the date of determination) is less than 1.15x.

A Cash Sweep Event Cure may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default, (b) clause (ii) above, The Essex Mezzanine Loan default has been cured in accordance with the terms of The Essex Mezzanine Loan documents, (c) clause (iii) above, the borrowers replace the property manager with a qualified manager under a replacement management agreement within 90 days of such bankruptcy action, and (d) clause (iv) above, the debt service coverage ratio (as calculated in the loan documents and based on the trailing three-month period immediately preceding the date of determination) is at least 1.15x for two consecutive quarters

Additional Debt. The related mezzanine loan (the “Essex Mezzanine Loan”) was funded concurrently and is coterminous with The Essex Whole Loan. The Essex Mezzanine Loan has an original principal balance of $40.0 million, accrues interest at a rate of 6.62500% per annum and is interest only for the full term.

Condominium and Master Lease. The Essex Property consists of four condominium units out of a total of seven condominium units that collectively comprise a condominium regime. The borrowers do not control the Board. If any amendment, modification or waiver to the condominium documents (i) adversely impairs or changes the priority of the lien held by a mortgagee with respect to a unit, or (ii) terminates the condominium, such amendment, waiver or modification will not be binding upon such mortgagee without its prior written consent.

Tax Abatement. The Essex Property has received a 20-year phased tax exemption pursuant to section 421-a of the New York Real Property Tax Law by which the Essex Property is currently exempt from the payment of approximately [20%] of real property taxes with respect to the improvements on the property, resulting in a total estimated real estate tax abatement of approximately $28 million. The exemption expires in 2054.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype(3):	Various – Various
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	2,046,119
Loan Purpose:	Acquisition	Location(3):	Various, Various
Borrower:	AGNL Pane, L.L.C.	Year Built / Renovated(3):	Various / Various
Sponsor:	AG Net Lease IV Corp.	Occupancy:	100.0%
Interest Rate:	3.82000%	Occupancy Date:	11/6/2019
Note Date:	10/21/2019	Number of Tenants:	1
Maturity Date:	11/6/2029	2016 NOI(4):	NAV
Interest-only Period:	60 months	2017 NOI(4):	NAV
Original Term:	120 months	2018 NOI(4):	NAV
Original Amortization:	360 months	TTM NOI (as of 2/2019)(4):	NAV
Amortization Type:	IO-Balloon	UW Economic Occupancy:	100.0%
Call Protection(2):	L(24),DeforGrtr1%orYM(90),O(6)	UW Revenues:	$18,933,995
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$4,362,956
Additional Debt:	Yes	UW NOI:	$14,571,039
Additional Debt Balance:	$110,000,000	UW NCF:	$13,536,402
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(3):	$230,600,000 / $113
		Appraisal Date(3):	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$78
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	62.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.5x
Other(6):	$0	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	68.6%	Purchase Price	$230,750,000	99.0%
Sponsor Equity	70,163,133	30.1	Closing Costs	2,400,937	1.0
Other Sources	2,987,804	1.3
Total Sources	$233,150,937	100.0%	Total Uses	$233,150,937	100.0%
(1)	The Harvey Building Products Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of $160.0 million. The Financial Information presented in the chart above reflects the $160.0 million aggregate Cut-off Date balance of the Harvey Building Products Whole Loan (as defined below).

(2)	The Harvey Building Products Loan lockout period is required to be at least 24 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $160.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer. The lockout period does not apply to the borrower’s ability to prepay with yield maintenance.

(3)	See “Portfolio Summary” chart below. The Portfolio Market Value of $237,000,000 as of October 17, 2019 results in a Cut-off Date LTV of 67.5% and Maturity Date LTV of 61.1%.

(4)	Historical information was not provided due to the NNN nature of the Harvey lease.

(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

(6)	Pursuant to the lease between the borrower, as landlord, and Harvey, as tenant, Harvey is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs. For further details, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

The Loan. The Harvey Building Products mortgage loan (the “Harvey Building Products Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee interest in 27 warehouses, two manufacturing facilities and one headquarters office location totaling 2,046,119 square feet located in the Northeast United States (the “Harvey Building Products Properties”). The Harvey Building Products Loan is part of a whole loan comprised of three pari passu notes in the aggregate original principal balance of $160.0 million (the “Harvey Building Products Whole Loan”). The Harvey Building Products Loan is evidenced by the controlling Note A-2, with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million, and is being contributed to the Benchmark 2019-B14 mortgage trust. The non-controlling Note A-1 ($60.0 million) and non-controlling Note A-3 ($50.0 million) are currently held by CREFI and expected to be contributed to one or more future securitization transactions. The relationship between the holders of the Harvey Building Products Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Harvey Building Products Loan has a 10-year term and will be interest-only for the first 60 months of the loan term. The most recent prior financing of the Harvey Building Products Properties were included in the COMM 2015-LC23 securitization transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	CREFI	No
A-2	$50,000,000	$50,000,000	Benchmark 2019-B14	Yes
A-3	$50,000,000	$50,000,000	CREFI	No
Total	$160,000,000	$160,000,000

The Borrower. The borrowing entity for the Harvey Building Products Whole Loan is AGNL Pane, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsor and non-recourse carveout guarantor is AG Net Lease IV Corp. (“AGNL”). AGNL is required to maintain a net worth of at least $5.0 million through the term of the Harvey Building Products Whole Loan. AGNL focuses primarily on industrial and warehouse/distribution facilities and has no specific geographic concentration.

The Properties. The Harvey Building Products Properties are comprised of 27 warehouse, two manufacturing facilities and one headquarters office location totaling 2,046,119 square feet located in the Northeast United States (see chart below). The Harvey Building Products Properties are 100% occupied by Harvey Building Products (“Harvey”) and represent 30 of the 44 current locations; the remaining 14 properties are leased by Harvey from third party owners. The 30 locations for Harvey comprise their entire manufacturing operation and a corporate headquarters location as well. Harvey manufactures and distributes building products which include siding, roofing, windows, doors, patio rooms and decking products. Harvey generates approximately 80% of its revenue from the remodel/repairs market and rest from residential and commercial construction. The company has a diverse, granular and consistent base of around 46,000 customers consisting primarily of contractors with no single customer accounting for more than 0.5% of total revenue and a 95.0% customer retention rate.

The company was founded in 1961 and its corporate headquarters location is based out of Waltham, Massachusetts with approximately 1,600 employees. Harvey has locations in New Hampshire, Vermont, Maine, Rhode Island, Connecticut, New York, New Jersey and Pennsylvania. All of the company’s products are manufactured in the United States and their warehouse facilities include dedicated recycling areas in order to minimize Harvey Business Products’ environmental impact. Harvey was family-owned until 2015 at which point it was acquired by a private equity firm, Dunes Point Capital (“DPC”). DPC also acquired three window and door producers in the Midwest and Mid-Atlantic and has successfully expanded Harvey’s footprint into Ohio, Minnesota and Pennsylvania.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

Portfolio Summary
Property	Location	Property Subtype	SF	Year Built/ Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	% of Appraised Value
Londonderry / Manufacturing	Londonderry, NH	Warehouse/Distribution	376,294	2007	$9,656,250	19.31%	$41,200,000	17.87%
Dartmouth / Manufacturing	N. Dartmouth, MA	Manufacturing	235,239	1999	$5,625,000	11.25%	$24,000,000	10.41%
Waltham Corporate	Waltham, MA	Office	54,400	2000	$4,898,438	9.80%	$20,900,000	9.06%
Woburn	Woburn, MA	Warehouse/Distribution	76,054	1989	$2,796,875	5.59%	$13,900,000	6.03%
Nashua	Nashua, NH	Warehouse/Distribution	111,594	2006	$2,062,500	4.13%	$9,800,000	4.25%
Woburn CPD	Woburn, MA	Warehouse/Distribution	59,800	1989	$2,000,000	4.00%	$9,200,000	3.99%
(West) Bridgewater	West Bridgewater, MA	General	81,776	2005	$1,746,875	3.49%	$8,600,000	3.73%
Manchester, NH	Manchester, NH	Warehouse/Distribution	81,747	2003	$1,625,000	3.25%	$7,700,000	3.34%
Norwalk	Norwalk, CT	Warehouse/Distribution	40,232	1972	$1,500,000	3.00%	$6,900,000	2.99%
New London	Waterford, CT	Warehouse/Distribution	70,642	2008	$1,406,250	2.81%	$6,750,000	2.93%
East Haven	East Haven, CT	Warehouse/Distribution	70,089	2005	$1,346,875	2.69%	$6,500,000	2.82%
Lincoln	Lincoln, RI	Warehouse/Distribution	80,240	2003	$1,300,000	2.60%	$6,400,000	2.78%
Bethlehem	Bethlehem, PA	Warehouse/Distribution	71,091	1973 / 2005	$1,218,750	2.44%	$6,000,000	2.60%
Salem	Salem, NH	Warehouse/Distribution	58,286	2001	$1,218,750	2.44%	$5,800,000	2.52%
Norwalk	Norwalk, CT	Warehouse/Distribution	30,000	1974	$1,198,438	2.40%	$5,900,000	2.56%
Berlin	Berlin, CT	Warehouse/Distribution	43,796	1994	$1,109,375	2.22%	$5,400,000	2.34%
Dartmouth	N. Dartmouth, MA	Other	63,117	1974 / 2004	$1,096,875	2.19%	$5,400,000	2.34%
Manchester, CT	Manchester, CT	Warehouse/Distribution	49,175	1996	$873,438	1.75%	$4,300,000	1.86%
Portland	Portland, ME	Warehouse/Distribution	48,145	1976 / 2003	$843,750	1.69%	$4,100,000	1.78%
Braintree	Braintree, MA	Warehouse/Distribution	32,531	1986	$828,125	1.66%	$4,000,000	1.73%
Warwick	Warwick, RI	Warehouse/Distribution	43,899	1997	$771,875	1.54%	$3,800,000	1.65%
Fitchburg	Fitchburg, MA	General	39,433	1983	$656,250	1.31%	$3,400,000	1.47%
Auburn	Auburn, MA	Warehouse/Distribution	37,132	1983 / 2006	$643,750	1.29%	$3,300,000	1.43%
Berlin CPD	Berlin, CT	Warehouse/Distribution	28,163	1977	$640,625	1.28%	$3,150,000	1.37%
Portsmouth	Portsmouth, NH	Warehouse/Distribution	31,470	1985 / 1999	$625,000	1.25%	$3,000,000	1.30%
Southampton	Huntingdon Valley, PA	Warehouse/Distribution	36,421	1971 / 2009	$537,500	1.08%	$2,600,000	1.13%
Wilkes-Barre	Forty Fort, PA	Warehouse/Distribution	32,200	1950 / 1999	$500,000	1.00%	$2,400,000	1.04%
Hyannis	Hyannis, MA	Other	24,070	1986 / 2002	$484,375	0.97%	$2,300,000	1.00%
Springfield	Springfield, MA	General	25,347	1989	$467,188	0.93%	$2,300,000	1.00%
White River Junction	White River Junction, VT	Warehouse/Distribution	13,736	1981 / 2001	$321,875	0.64%	$1,600,000	0.69%
Total/Wtd. Avg.			2,046,119		$50,000,000	100.00%	$230,600,000	100.00%
(1)	The Appraised Value represents the as-is appraised value for each property as of various dates in September 2019. The Portfolio Market Value of $237,000,000 as of October 17, 2019 results in a Cut-off Date LTV of 67.5% and Maturity Date LTV of 61.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

The Market. The 30 facilities comprising the Harvey Building Products Properties are spread across the northeastern United States and have the following state concentrations based on total square footage: Massachusetts – 35.6%, New Hampshire – 32.2%, Connecticut – 16.2%, Pennsylvania – 6.8%, Rhode Island – 6.1%, Maine – 2.4% and Vermont – 0.7%.

Corporate Headquarters – Waltham, Massachusetts

The corporate headquarters property is situated in Waltham, Massachusetts, which is approximately 11 miles northwest of downtown Boston. The city stretches along the Charles River and is close to several UW interstate highways including Interstate-95 which is also Route 128. The corporate headquarters property is located along the south side of Main Street. According to the appraisal, the estimated 2019 population with a one-, three- and five-mile radius of the property is 6,522, 82,109 and 208,839, respectively with an average household income of $156,237, $142,692 and $180,180 within a one-, three-, and five-mile radius. According to a third party report, as of the second quarter of 2019, the Waltham office submarket has a total inventory of approximately 14.5 million square feet with an average vacancy rate of 11.9% and average market rent of $38.61 per square foot. There is new construction in the market and negative net absorption of around 45,000 square feet. The appraiser reviewed four comparable leases that were most similar to the Waltham headquarters building and concluded to market rent of $26.50 triple-net which is slightly above the in-place rental rate of $26.00 per square foot triple-net.

Londonderry Manufacturing – Londonderry, New Hampshire (Rockingham industrial submarket)

Londonderry is located just outside Manchester which is the largest city in New Hampshire. According to the appraisal, the Londonderry property benefits from its location and condition. As a Class B building, it is considered an above average product in its market. According to the appraisal, the estimated 2019 population with a one-, three- and five-mile radius of the property is 1,813, 14,891 and 81,733, respectively with an average household income of $99,866, $111,153 and $88,869 within a one-, three- and five-mile radius. According to a third party report, as of the second quarter of 2019, the Rockingham industrial submarket has a total inventory of approximately 28.0 million square feet with an average vacancy rate of 2.6% and average market rent of $9.26 per square foot. There is new construction in the market of around 20,000 square feet and positive net absorption of around 40,000 square feet. The appraiser reviewed four comparable leases including distribution properties and concluded to market rent of $6.85 triple-net which is equates to the in-place rental rate.

Dartmouth Manufacturing – North Dartmouth, Massachusetts (Attleboro / New Bedford industrial submarket)

Dartmouth is located in southwestern Massachusetts proximate to the state’s border with Rhode Island and about 30 miles east of Providence. According to the appraisal, North Dartmouth is the town’s primary commercial district and home to Dartmouth Towne Center, Dartmouth Mall and the University of Massachusetts Dartmouth. According to the appraisal, the estimated 2019 population with a one-, three- and five-mile radius of the property is 549, 53,484 and 138,940, respectively with an average household income of $94,138, $65,676 and $69,931 within a one-, three- and five-mile radius. According to a third party report, as of the second quarter of 2019, the Attleboro / New Bedford industrial submarket has a total inventory of approximately 66.0 million square feet with an average vacancy rate of 6.2% and average market rent of $7.15 per square foot. There is new construction in the market and negative net absorption. The appraiser reviewed four comparable leases and concluded to market rent of $6.50 net which is directly in line with the in-place rental rate at the property.

Warehouse & Showroom Facilities

The remaining 27 facilities serve as both warehouses and sales offices for Harvey’s products. According to the individual property appraisals, the majority of the warehouse facilities are situated proximate to major interstates and span across Massachusetts, Connecticut, New Hampshire, Pennsylvania, Rhode Island, Maine and Vermont. Harvey’s primary customers tend to be located within 30 miles of each branch. All 27 facilities are primarily warehouse facilities with a small component, of each property, representing showroom/distribution space.

Current Occupancy(1)(2)
100.0%
(1)	Current Occupancy is as of November 6, 2019.
(2)	Historical information was not provided due to the NNN nature of the Harvey lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Harvey Building Products	NA / NA / NA	2,046,119	100.0%	$7.61	100.0%	9/30/2039

(1)	Based on the underwritten rent roll dated November 6, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $342,563 of contractual rent steps through October 2020.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
MTM	0	0	0.0%	0	0.0%	0	0	0	0
2019	0	0	0.0%	0	0.0%	0	0	0	0
2020	0	0	0.0%	0	0.0%	0	0	0	0
2021	0	0	0.0%	0	0.0%	0	0	0	0
2022	0	0	0.0%	0	0.0%	0	0	0	0
2023	0	0	0.0%	0	0.0%	0	0	0	0
2024	0	0	0.0%	0	0.0%	0	0	0	0
2025	0	0	0.0%	0	0.0%	0	0	0	0
2026	0	0	0.0%	0	0.0%	0	0	0	0
2027	0	0	0.0%	0	0.0%	0	0	0	0
2028	0	0	0.0%	0	0.0%	0	0	0	0
2029	0	0	0.0%	0	0.0%	0	0	0	0
2030 & Beyond	1	2,046,119	100.0%	$15,567,566	100.0%	2,046,119	100.0%	$15,567,566	100.0%
Total	1	2,046,119	100.0%	$15,567,566	100.0%

(1)	Based on the underwritten rent roll dated November 6, 2019.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $342,563 of contractual rent steps through October 2020.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$15,567,566	$7.61	78.1%
Vacant Income	$0	0.00	0.0
Gross Potential Rent	$15,567,566	$7.61	78.1%
Total Reimbursements	4,362,956	$2.13	21.9
Net Rental Income	$19,930,521	$9.74	100.0%
(Vacancy/Credit Loss)	(996,526)	(0.49)	(5.0)
Other Income	$0	0.00	0.0
Effective Gross Income	$18,933,995	$9.25	95.0%

Total Expenses	$4,362,956	$2.13	23.0%

Net Operating Income	$14,571,039	$7.12	77.0%

Total TI/LC, Capex/RR	1,034,638	0.51	5.5%
Net Cash Flow	$13,536,402	$6.62	71.5%

(1)	Historical information was not provided due to the NNN nature of the Harvey lease.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $342,563 of contractual rent steps through October 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

Property Management. The Harvey Building Products Properties are self-managed.

Escrows and Reserves. On the origination date of the Harvey Building Products Whole Loan, the borrower was not required to deposit any upfront reserves, however the borrower is required, or is required to cause Harvey, to perform certain repairs at the Harvey Building Products Properties by October 21, 2020 pursuant to the Harvey Building Products Whole Loan documents. In addition, pursuant to the lease between the borrower, as landlord, and Harvey, as tenant (“Harvey Lease”), Harvey is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs.  In the event that the borrower is entitled to draw on any letter of credit posted by Harvey, the borrower must, upon the occurrence of an event of default under the Harvey Building Products Whole Loan documents, deliver the portion of the proceeds of such letter of credit that has not been applied as set forth in the Harvey Lease, to the lender, to be held by the lender and applied as set forth in the Harvey Lease.

Tax Escrows – The requirement to make monthly deposits for tax reserves is provisionally waived so long as (i) no Trigger Period (as defined below) is then continuing and (ii) neither the borrower nor Harvey has (a) timely paid the taxes directly to the appropriate taxing authority and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to one-twelfth of the amount estimated annual real estate taxes into a tax reserve account.

Insurance Escrows - The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) neither the borrower nor Harvey has (a) timely paid the insurance premiums due on the policies to the issuer of the policies and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to one-twelfth of the estimated annual insurance premiums into an insurance reserve account.

Replacement Reserves – The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) neither the borrower nor Harvey has diligently made the required replacements. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to $34,102 into a replacement reserve account. The replacement reserve is not subject to a cap.

Lockbox / Cash Management. The Harvey Building Products Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to Harvey, the existing tenant at the Harvey Building Products Properties directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Harvey Building Products Properties to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Harvey Building Products Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Harvey Building Products Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Harvey Building Products Whole Loan. Upon the cure if the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Harvey Building Products Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x for two consecutive quarters, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Harvey, together with any parent or affiliate thereof providing credit support or a guaranty, or (ii) any replacement tenant of Harvey approved in accordance with the Harvey Building Products Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 88

Collateral Term Sheet	Benchmark 2019-B14

Harvey Building Products

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) an event of default under the applicable Specified Tenant lease arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), or (iii) any bankruptcy or similar insolvence of the Specified Tenant, and (B) expire upon (x) with respect to clause (i) above, the lender’s receipt of satisfactory evidence that any event of default arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning the Specified Tenant space (or applicable portion thereof) has been cured, (y) with respect to clause (ii) above, the Specified Tenant space being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Harvey Building Products Whole Loan documents and the tenants thereunder are in actual physical occupancy of the Harvey Building Products Properties and are paying fully unabated rent, and (iii) with respect to clause (iii) above, the Specified Tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and having affirmed the Specified Tenant lease or otherwise satisfied in compliance with the Harvey Building Products Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 88

Collateral Term Sheet	Benchmark 2019-B14

180 Water

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 88

Collateral Term Sheet	Benchmark 2019-B14

180 Water

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 88

Collateral Term Sheet	Benchmark 2019-B14

180 Water

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.8%	Net Rentable Area (Units):	573
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	180 Water LLC	Year Built / Renovated:	1971 / 2017
Sponsor:	Nathan Berman	Occupancy:	97.2%
Interest Rate:	3.410377%	Occupancy Date:	10/17/2019
Note Date:	10/18/2019	Number of Tenants:	N/A
Maturity Date:	11/6/2024	2016 NOI(4):	N/A
Interest-only Period:	60 months	2017 NOI(4):	N/A
Original Term:	60 months	2018 NOI:	$11,665,024
Original Amortization:	None	TTM NOI (as of 6/2019):	$13,118,762
Amortization Type:	Interest Only	UW Economic Occupancy:	91.3%
Call Protection(2):	L(24),Def(32),O(4)	UW Revenues:	$30,028,135
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$14,955,048
Additional Debt(1):	Yes	UW NOI(6):	$15,073,087
Additional Debt Balance(1)(3):	$77,500,000 / $127,500,000 /	UW NCF:	$14,955,732
	$100,000,000	Appraised Value / Per Unit(5):	$451,500,000 / $196,102
Additional Debt Type(1)(3):	Pari Passu / Subordinate Notes /	Appraisal Date:	9/18/2019
	Mezzanine Debt

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior	Whole Loan	Total Debt
Taxes:	$2,830,078	$739,930	N/A	Cut-off Date Loan / Unit:	$239,965	$462,478	$636,998
Insurance:	$100,505	$82,813	N/A	Maturity Date Loan / Unit:	$239,965	$462,478	$636,998
Replacement Reserves:	$0	$11,936	N/A	Cut-off Date LTV:	30.5%	58.7%	80.8%
TI/LC:	$333,406	$0	N/A	Maturity Date LTV:	30.5%	58.7%	80.8%
Other:	$4,100,046	$0	N/A	UW NCF DSCR:	3.15x	1.63x	0.86x
				UW NOI Debt Yield:	11.0%	5.7%	4.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$265,000,000	68.4%	Loan Payoff	$378,415,399	97.7%
Mezzanine Loan	100,000,000	25.8	Closing Costs	2,746,128	0.7
Sponsor Equity	22,434,416	5.8	Upfront Reserves	6,272,889	1.6
Total Sources	$387,434,416	100.0%	Total Uses	$387,434,416	100.0%
(1)	The 180 Water Loan (as defined below) which includes the non-controlling Note A-1 is part of the 180 Water Whole Loan evidenced by five senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $265.0 million. For additional information, see “The Loan” herein.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $265.0 million 180 Water Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer.

(3)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness” below.

(4)	2016 and 2017 NOI are not available since the 180 Water property was under construction during this period.

(5)	The appraisal concluded to (i) an “Alternate As-Is” appraised value of $453.5 million and (ii) a “Prospective As Complete” appraised value of $458.5 million. The Alternate “As-Is” value is based on the assumption that the remaining planned capital expenditures for the mezzanine unit additions are fully funded and reserved by the lender, and that these reserved funds would pass with title to any purchaser of the 180 Water property. The “Prospective As Complete” appraised value assumes the completion of the additional mezzanine units. At loan origination, the borrower reserved approximately $1.8 million for the conversion and completion of the mezzanine units.

(6)	The increase in Net Operating Income from TTM to Underwritten is due to the lease up and stabilization of the residential component and lease up of the retail component.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. The Other Reserve includes additional upfront reserves in the amount of $1,091,146 to be deposited by the borrower on November 6, 2019 consisting of (i) $891,146 into a prepaid rent reserve and (ii) $200,000 into a shortfall reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 88

Collateral Term Sheet	Benchmark 2019-B14

180 Water

The Loan. The 180 Water mortgage loan (the “180 Water Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $265.0 million (the “180 Water Whole Loan”), secured by the borrower’s fee simple interest in a 573 unit, Class A, high-rise multifamily property, with ground floor retail, located in the Financial District of New York, New York (the “180 Water Property”). The 180 Water Whole Loan is comprised of (i) a senior loan, comprised of five pari passu notes with an aggregate principal balance as of the Cut-off Date of $137.5 million (the “180 Water Senior Notes”), one of which (Note A-1 with an outstanding principal balance as of the Cut-off Date of $50.0 million) is being contributed to the Benchmark 2019-B14 Trust and constitutes the 180 Water Loan, and the remainder of which are expected to be contributed to one or more future securitization trusts and (ii) a subordinate loan, comprised of one note, with an outstanding principal balance as of the Cut-off Date of $127.5 million (the “180 Water Subordinate Companion Loan”), each as described below. The relationship between the holders of the 180 Water Senior Notes and 180 Water Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 180 Water Whole Loan” in the Preliminary Prospectus. The 180 Water Whole Loan was originated by DBR Investments Co. Limited (“DBRI”). The 180 Water Whole Loan has a five-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B14	No(1)
A-2	$40,000,000	$40,000,000	DBRI	No
A-3	$25,000,000	$25,000,000	DBRI	No
A-4	$15,000,000	$15,000,000	DBRI	No
A-5	$7,500,000	$7,500,000	DBRI	No
Senior Notes	$137,500,000	$137,500,000
B	127,500,000	127,500,000	DBRI	Yes(1)
Whole Loan	$265,000,000	$265,000,000
Mezzanine	$100,000,000	$100,000,000
Total	$150,000,000	$150,000,000
(1)	The initial controlling note is Note B, so long as no 180 Water Control Appraisal Period has occurred and is continuing. If and for so long as a 180 Water Control Appraisal Period has occurred and is continuing, then the controlling note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan—180 Water Whole Loan”.

The Borrower. The borrowing entity for the 180 Water Whole Loan is 180 Water LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Nathan Berman. Nathan Berman is the founder and owner of Metro Loft Management LLC (“Metro Loft”), a vertically integrated real estate development and management company. Based in New York, Metro Loft focuses on luxury rental and developmental properties in Lower Manhattan and is the largest residential manager in Downtown Manhattan. Family owned and operated, Metro Loft privately develops, manages, and leases its properties exclusively. Nathan Berman is a developer that has renovated and constructed 14 other former office buildings into residential apartments and condos, including landmarks such as 20 Exchange Place, 63 Wall Street, 116 John Street, 17 John Street, 84 William Street, 135 William Street, 71 Leonard Street, 47 Ann Street, and 443 Greenwich Street.

The Property. The 180 Water Property is a Class A, 573-unit multifamily property located in the Financial District of Manhattan, New York. The 180 Water Property was constructed in 1971 as an office building and was converted into a high-rise multifamily building with ground floor retail, following a gut renovation that was completed in 2017.

Each residential unit features high-end condo finishes, 8 to 11 foot ceiling heights, and in-unit washer/dryers. The 180 Water Property features 17,184 square feet of amenity space. The amenity space includes a rooftop pool, landscaped and furnished rooftop terrace, fitness facility, personal storage and bike storage units, 24-hour doorman, on-site valet and on-site concierge (dry cleaning, maid service, laundry and pet care, among others).

As of October 17, 2019, the 180 Water Property residential space was 97.2% occupied with a weighted average rent of $4,249 per unit. The 180 Water Property has 13,773 square feet of ground floor retail occupied by two credit rated tenants. In July 2018, Dunkin Donuts (rated B2 by Moody’s) signed a 10-year lease for 750 square feet on the ground floor plus an additional 200 square feet of mezzanine space, and Citibank (rated Aa3/A+/A+ by Moody’s/S&P/Fitch) recently executed a 10-year, 3,496 square foot lease. In addition, there is an outstanding letter of intent for Neopolitan Express to occupy approximately 650 square feet at $211 per square foot on a ten year lease.

The loan sponsor’s business plan is to lease-up the retail component which is 30.8% occupied as of June 30, 2019 and complete the construction of seven additional residential units to be located on the mezzanine floor. The lease up of the retail component and the construction and lease up of the additional mezzanine units is estimated to add approximately $1.1 million and $400,000 to net cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 88

Collateral Term Sheet	Benchmark 2019-B14

180 Water

flow, respectively. At loan origination, the borrower reserved approximately $1.8 million into a conversion holdback reserve for the completion of the seven residential units and $333,406 for future tenant improvements and leasing commissions.

The 180 Water Property is located at the southwest corner of John Street and Water Street in the Financial District of downtown Manhattan. The 180 Water Property is located four blocks from the Fulton Transit Center, two blocks from the FDR, four blocks from the Brooklyn Bridge and is serviced by 12 different NYC subway lines, the PATH trains and numerous bus and ferry lines. According to the appraisal, the 180 Water Property is located in the Financial District residential submarket. As of the second quarter of 2019, the Financial District residential inventory consisted of 26,101 units with a 2.0% vacancy rate and average rent of $4,238 per unit. According to the appraisal, the 2019 estimated population within the 10038 zip code is 21,826; while the 2019 estimated average household income within the zip code is $154,459.

The appraisal identified five comparable multifamily properties proximate to the 180 Water property. The 180 Water property comparables range from 475 to 650 units with an average of 580 units. Please see the table below for residential lease comparables.

Residential Lease Comparables
No.	Property Location	Distance from Subject (miles)	Year Built/Renovated	Number of Stories	Occupancy	No. Units	Unit Type	Lease Areas (SF)	Base Rent	Base Rent PSF
1	95 Wall St	0.10 mile(s)	1970/2008	22	97.0%	507	0BR	454	$3,178	$84.00 PSF
							1BR	678	$4,035	$71.42 PSF
							2BR	1079	$6,000	$66.73 PSF

2	2 Gold Street	.11 mile(s)	2005	51	99.0%	650	0BR	446	$3,090	$83.14 PSF
							1BR	680	$3,700	$65.29 PSF
							2BR	880	$5,740	$78.27 PSF

3	10 Hanover Square	.11 mile(s)	1971/2005	28	98.6%	500	0BR	545	$3,277	$72.15 PSF
							1BR	781	$5,194	$79.81 PSF
							2BR	1,161	$6,292	$65.03 PSF

4	63 Wall Street	.10 mile(s)	1928/2003	37	96.8%	475	0BR	N/A	$3,150	N/A
							1BR	N/A	$3,870	N/A
							2BR	N/A	$5,435	N/A
							3BR	991	$6,405	$75.56 PSF

5	200 Water Street	0.00 mile(s)	1971/2009	32	98.6%	576	0BR	548	$3,300	$72.26 PSF
							0BR	632	$3,525	$66.93 PSF
							1BR	650	$4,000	$73.85 PSF
							1BR	722	$4,350	$72.30 PSF
							2BR	980	$6,050	$74.08 PSF

(1) Source: Appraisal.

Historical and Current Occupancy
2016(1)	2017(1)	2018(2)(3)	Current(3)(4)
N/A	N/A	96.0%	97.2%
(1)	Historical Occupancy is not available since the 180 Water property opened in 2017 after completion of the renovation.

(2)	2018 Historical Occupancy is as of December 31.

(3)	Represents the occupancy for the multifamily component of the 180 Water Property.

(4)	Current Occupancy is as of October 17, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 88

Collateral Term Sheet	Benchmark 2019-B14

180 Water

Multifamily Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Rent Per Unit	Average Rent PSF/Year
Studio	256	40.3%	96.9%	455	$3,165	$83.64
1B/1BA	166	29.0	99.4%	623	$4,251	$81.78
1B/2BA	50	8.7	98.0%	882	$5,445	$74.18
2B/2BA	53	9.2	98.1%	878	$5,641	$77.32
3B/3BA	48	8.4	87.5%	1,258	$7,965	$76.04
Total / Wtd. Avg.	573	100.0%	97.0%	648	$4,283	$80.03

(1)	Based on the underwritten rent roll dated October 17, 2019.

(2)	Occupancy, Average Unit Size (SF), and Average Monthly In-Place Rents represent a weighted average of the various unit type layouts.

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Citibank	Aa3 / A+ / A+	3,496	25.4	$225.00	82.2%	2/28/2029
Dunkin Donuts	B2 / NA / NA	750	5.4	$226.67	17.8	8/31/2029
Total Occupied		4,246	30.8	225.29	100.0
Vacant		9,527	69.2
Total		13,773	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2019.

Operating History and Underwritten Net Cash Flow
	2018	TTM(1)	Underwritten	Per Unit(2)	%(3)
Residential Income
Gross Potential Rent	$ 27,773,850	$ 29,050,974	$29,637,638	$51,724	101.8%
Vacancy	(433,534)	(1,076,071)	(1,063,154)	(1,855)	(3.7)%
Concessions	(1,744,444)	(916,613)	(418,728)	(731)	(1.4)%
Net Residential Income	$ 25,595,872	$ 27,058,291	$28,155,756	$49,137	96.7%
Commercial Income Commercial Income	2,594,772	1,729,848	2,273,325	165	7.8%
Vacancy	(2,465,454)	(1,729,848)	(1,316,725)	(96)	(4.5)%
Net Commercial Income	$129,318	$0	$956,600	69	3.3%
Other Income(4)	921,404	915,779	915,779	1,598	3.1%
Effective Gross Income	$26,646,594	$27,974,070	$30,028,135	$52,405	100.0%
Total Variable Expenses	5,159,727	5,336,195	5,369,020	9,370	17.9%
Total Fixed Expenses	9,821,843	9,519,113	9,586,028	16,730	31.9%
Total Expenses	14,981,570	14,855,308	$14,955,048	$26,100	49.8%
Net Operating Income	$11,665,024	$13,118,762	$15,073,087	$26,306	50.2%
Replacement Reserves	0	0	117,355	205	0.4%
Net Cash Flow	$11,665,024	$13,118,762	$14,955,732	$26,101	49.8%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2019.

(2)	Commercial Income related line items are based on the total commercial square footage of 13,773. All other line items are based on the 573 residential units.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income includes surrender income, storage income, pool rental income, late fees, residential electric income, escalation and commercial income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 88

Collateral Term Sheet	Benchmark 2019-B14

180 Water

Property Management. The 180 Water property is managed by Metro Loft Management, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $2,830,078 for a tax reserve, (ii) $100,505 for an insurance reserve, (iii) $333,406 for a rollover reserve, (iv) $1,200,000 into a shortfall reserve and (v) $1,808,900 into a conversion reserve. On November 6, 2019, the borrower is required to transfer (i) $891,146 into a prepaid rent reserve and (ii) $200,000 into a shortfall reserve.

Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $739,930).

Insurance Reserve - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $82,813).

Replacement Reserve - The borrower is required to deposit into a replacement reserve, on a monthly basis, $20.83 per residential unit (initially estimated at $11,936).

Shortfall Reserve - The shortfall reserve will be available to cover cash flow shortfalls in debt service (mortgage and mezzanine), reserves and operating expenses. If the lender determines that the balance of the shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding 3-month period, then the lender may notify the borrower, and the borrower will be required to deposit additional funds into the shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding 6-month period. The borrower’s obligation to make deposits into the shortfall reserve is guaranteed by the borrower sponsor under the shortfall guaranty, until the 180 Water aggregate DSCR (inclusive of the mezzanine debt) is equal to or greater than 1.15x as of the end of any calendar quarter, at which time, any remaining balance in the shortfall reserve will be returned to the borrower.

Prepaid Rent Reserve – The borrower may collect residential rents more than one month (but not more than twelve months) in advance so long as within three business days following the borrower’s receipt of any such rents, the borrower deposits such prepaid rents into the prepaid rent reserve. On each monthly payment date, 1/12 of the prepaid rent reserve will be deposited into the property cash flow waterfall.

Conversion Reserve – Funds in the conversion reserve will be made available to the borrower to cover the costs of converting the mezzanine space of the 180 Water property into seven additional residential units. The borrower is required to substantially complete such conversion by October 18, 2020 (subject to certain force majeure events), which obligation is guaranteed by the borrower sponsor under a completion guaranty.

Lockbox / Cash Management. The 180 Water Whole Loan is structured with a hard lockbox and in place cash management. The related borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service (mortgage and mezzanine), the funding of required reserves and budgeted and approved extraordinary monthly operating expenses. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 180 Water Loan documents. If a Trigger Period is continuing, excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the 180 Water Whole Loan.

A “Trigger Period” means the occurrence of: (i) an event of default; (ii) the commencement of a Low DSCR Period (as defined below); or (iii) a Senior Mezzanine Loan (as defined below) default.

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio has met the conditions as defined below or (c) with respect to clause (iii) above, upon the receipt by the lender of a notice from the mezzanine lender that such event of default has been cured.

A “Low DSCR Period” will commence upon (i) the aggregate debt service coverage ratio of the 180 Water Whole Loan is less than 1.15x or (ii) the debt service coverage ratio is less than 2.21x and will end if, (a) with respect to a Low DSCR Period continuing pursuant to clause (i), the 180 Water property has achieved an aggregate debt service coverage ratio of at least 1.15x for two consecutive calendar quarters and (B) with respect to a Low DSCR Period continuing pursuant to clause (ii), the 180 Water property has achieved a debt service coverage ratio of at least 2.21x for two consecutive calendar quarters. As of the origination date of the 180 Water Whole Loan, a Low DSCR Period existed.

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan was funded concurrently with the 180 Water Whole Loan (together, the “Total Debt”). The mezzanine loan has an original principal balance of $100.0 million, accrues interest at a per annum rate of 8.3000% and is interest only for the entire term (the “Senior Mezzanine Loan”), provided that if the Total Debt debt yield (inclusive of the mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 88

Collateral Term Sheet	Benchmark 2019-B14

180 Water

debt) increases to 6.50%, then the interest rate is reduced to a per annum rate of 7.8000%. The mezzanine loan is expected to be sold to a third party purchaser. The 180 Water Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $127.5 million, accrue interest at a fixed rate of 3.410377% per annum. The 180 Water B Note has a 60-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 180 Water Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower has the right to replace the Senior Mezzanine Loan with a new mezzanine loan, so long as certain conditions are met, including the following: (i) the new mezzanine loan amount is no greater than the lesser of the outstanding balance of the Senior Mezzanine Loan at such time, or $100 million, subject to the same intercreditor agreement, (ii) the Total Debt DSCR will be no less than the greater of (a) the closing date Total Debt DSCR and (b) the Total Debt DSCR immediately prior to the closing of the new mezzanine loan and (iii) the Total Debt debt yield will be no less than the greater of (a) the Total Debt debt yield at closing and (b) the Total Debt debt yield immediately prior to the closing of the new mezzanine loan.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 88

Collateral Term Sheet	Benchmark 2018-B14

Legends at Village West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 88

Collateral Term Sheet	Benchmark 2018-B14

Legends at Village West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 88

Collateral Term Sheet	Benchmark 2018-B14

Legends at Village West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	702,750
Loan Purpose:	Refinance	Location:	Kansas City, KS
Borrower:	W-LD Legends Owner VII, L.L.C.	Year Built / Renovated:	2005 / 2019
Sponsor(2):	Various	Occupancy:	92.1%
Interest Rate:	3.86000%	Occupancy Date:	9/15/2019
Note Date:	10/22/2019	Number of Tenants:	90
Maturity Date:	11/6/2024	2016 NOI:	$10,933,398
Interest-only Period:	None	2017 NOI:	$11,786,643
Original Term:	60 months	2018 NOI:	$11,283,528
Original Amortization:	360 months	TTM NOI (as of 8/2019):	$11,613,298
Amortization Type:	Balloon	UW Economic Occupancy:	90.4%
Call Protection(3):	L(24),Def(32),O(4)	UW Revenues:	$22,757,007
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$11,382,857
Additional Debt:	Yes	UW NOI:	$11,374,151
Additional Debt Balance:	$70,000,000	UW NCF:	$11,254,688
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$225,000,000 / $320
		Appraisal Date:	9/1/2021

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$171
Taxes:	$3,569,900	$594,983	N/A	Maturity Date Loan / SF:	$155
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.3%
Replacement Reserves:	$0	$9,955	N/A	Maturity Date LTV:	48.3%
TI/LC:	$10,000,000	Springing	$2,500,000	UW NCF DSCR:	1.67x
Immediate Repairs:	$227,700	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$120,000,000	84.4%	Loan Payoff	$127,397,288	89.6%
Sponsor Equity	22,257,132	15.6	Upfront Reserves	13,866,475	9.7
			Closing Costs	993,370	0.6
Total Sources	$142,257,132	100.0%	Total Uses	$142,257,132	100.0%
(1)	The Legends at Village West Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of $120.0 million. The financial information presented in the chart above reflects the $120.0 million aggregate Cut-off Date balance of the Legends at Village West Whole Loan (as defined below).

(2)	See “The Loan Sponsors” below.

(3)	The Legends at Village West Loan lockout period is required to be at least 24 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $120.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer.

(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 88

Collateral Term Sheet	Benchmark 2018-B14

Legends at Village West

The Loan. The Legends at Village West mortgage loan (the “Legends at Village West Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee interest in a 702,750 square foot regional open-air outlet shopping center located in Kansas City, Kansas (the “Legends at Village West Property”). The Legends at Village West Loan is part of a whole loan comprised of three pari passu notes in the aggregate original principal balance of $120.0 million (the “Legends at Village West Whole Loan”). The Legends at Village West Loan is evidenced by the controlling Note A-1, with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million, and is being contributed to the Benchmark 2019-B14 mortgage trust. The non-controlling Note A-2 ($40.0 million) and non-controlling Note A-3 ($30.0 million) are currently held by CREFI and expected to be contributed to one or more future securitization transactions. The relationship between the holders of the Legends at Village West Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Legends at Village West Whole Loan has a five-year term and will amortize on a 30-year schedule. The most recent prior financing of the Legends at Village West Property was not included in a prior securitization transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B14	Yes
A-2	$40,000,000	$40,000,000	CREFI	No
A-3	$30,000,000	$30,000,000	CREFI	No
Total	$120,000,000	$120,000,000

The Borrower. The borrowing entity for the Legends at Village West Loan is W-LD Legends Owner VII, L.L.C., a Delaware limited liability company and special purpose entity with at least two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsor and non-recourse carveout guarantor is Walton Street Real Estate Fund VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P. (collectively, “Walton Street”). Walton Street is required to maintain a net worth of at least $75.0 million and liquidity of at least $7.5 million through the term of the Legends at Village West Whole Loan. Walton Street, a private equity real estate investment firm based in Chicago, sponsors equity and debt investment funds and currently has approximately $10.2 billion of real estate assets under management.

The Property. The Legends at Village West property is a regional open-air outlet shopping center that comprises 702,750 square feet of gross leasable area (including two operation and easement agreement outparcels that contribute to common area maintenance only), located in the southwest quadrant of Village West Parkway and Parallel Parkway in Kansas City, Kansas. The Legends at Village West Property was developed by RED Development in 2005 and underwent a successful conversion project, in 2010 to 2011, in order to become an entertainment-focused outlet center. The Legends at Village West property is located on a site that is 79.2 acres and it is part of the 400-acre Village West Tourism District which includes: the Nebraska Furniture Mart, Community America Ballpark, Kansas Speedway, Hollywood Casino, Sporting KC’s soccer stadium (18,500 seats), Kansas City T-Bones stadium (6,500 seats) and the 660,000 square foot Cerner office campus. The synergies created by Legends at Village West’s location cannot be overstated. Kansas Speedway and Village West attract over 10 million visitors annually, and the consistent event traffic provides the property with a captive audience throughout the year. In addition, the Legend at Village West Property’s proximity to the Nebraska Furniture Mart, one of the nation’s top two highest-volume furniture outlets in the country and Cabela’s, brings a large volume of traffic to the Legends at Village West Property.

The Legends at Village West Property is 92.1% leased to a collection of 90 tenants comprised of two theater/entertainment tenants, 16 restaurants, and 72 designer and brand-name outlet stores. The anchor/major tenants include: AMC Theaters, Dave and Busters, TJ Maxx, Off Broadway Shoes and HomeGoods. Additional retail line-up includes many of the top performing outlet merchants in the industry, including Coach, Kate Spade, Michael Kors, Nike, Under Armour, Ralph Lauren, H&M, Tommy Hilfiger, J.Crew, GAP, Old Navy and Banana Republic. Additionally, the Legends at Village West Property includes two ground leases held by Residence Inn and Taco Bueno, which pay $269K and $60K,respectively, on an annual basis.

The largest tenant at the Legends at Village West Property, American Multi-Cinema, Inc. (NYSE: “AMC”), leases 88,270 square feet (12.6% of net rentable area) and has occupied the property since 2015 with the original lease term expiring on August 31, 2028 plus three, five-year renewal options. Founded in 1920 and headquartered in Leawood, Kansas, AMC is the largest movie theater chain in the United States. As of August 2019, the company operated approximately 1,000 theaters with 11,000 screens worldwide. The company operates under the Dalian Wanda Group after being acquired by the Chinese media conglomerate in 2012. In the second quarter of 2019, AMC generated roughly $1.5 billion in total revenues which was a 4.4% increase year-over-year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 88

Collateral Term Sheet	Benchmark 2018-B14

Legends at Village West

The second largest tenant at the Legends at Village West Property, Dave & Buster’s (NASDAQ: PLAY), leases 46,953 square feet (6.7% of net rentable area) and has occupied the property since November 2005. Dave & Buster’s currently has a lease expiration date of November 30, 2022 plus three, five-year extension options remaining and no termination options. Dave & Buster’s was founded in 1982 and it is currently headquartered in Dallas, Texas. The company operates a chain of restaurants offering a variety of American-style menu options, a full bar and entertainment options which include an arcade and sports viewings. As of September 2019, the company operated over 110 locations in 39 states, Puerto Rico and one in Canada. During its second quarter of 2019, Dave & Buster’s reported total revenues of $344.6 million which represented an 8.0% increase from the prior year.

The third largest tenant at the Legends at Village West property, TJ Maxx (NYSE: “TJX”), has been a tenant since October 2005 and occupies 29,956 square feet (4.3% of net rentable area). TJX holds a lease that expires in October 2020 and has four, five-year extension options remaining. Founded in 1956 and headquartered in Framingham, Massachusetts, TJX (rated A2/A+ by M/S) is the nation’s largest off-price apparel and home fashion retailer. TJX sells brand-name goods at discounted prices. TJX operated 4,412 stores totaling over 118 million square feet of space across the United States, Canada, Europe, and Australia. This includes 1,260 TJ Maxx stores, 1,107 Marshalls stores, 783 HomeGoods stores, 39 Sierra Trading Post stores and 23 Homesense stores, in the United States. TJX Companies reported estimated net sales for 2019 of approximately $39.0 billion which was an 8.7% increase from 2018. For the first half of fiscal 2020, net sales are projected to be $19.1 billion, representing a 5.8% year-over-year increase.

The Market. The Legends at Village West Property is situated approximately 10.0 miles west of downtown Kansas City, at the northwest intersection of Interstate 70 and Interstate 435 and is part of the Kansas City, Missouri-Kansas Metropolitan Statistical Area (“Kansas City MSA”). The Kansas City MSA is the 30th largest MSA in terms of population and 28th largest in terms of gross domestic product. Major employers in the Kansas City MSA consist of the Federal Government, Cerner Corporation, Children’s Mercy Hospital, the Internal Revenue Service, the City of Kansas City and the University of Missouri. Access to the Legends at Village West Property is provided by Parallel Parkway, which intersects with Interstate-435. The Legends at Village West Property also benefits from regional linkages, as Interstate 70, 435, 635, 29, and 35 all converge in various locations within 15 miles of the property. Access to the property is also provided via bus service from the Kansas City Area Transportation Authority. The closest stop is the Valley West transit center, located on Parallel Parkway and Village West Parkway, with access to the 101, 113, and 116 buses.

According to the appraisal, the Legends at Village West Property is located in the Kansas City (Kansas) retail submarket which, as of the second quarter of 2019, consisted of 8.3 million square feet of retail space with a 4.1% vacancy and average gross asking rent per square foot of $15.71. The appraiser concluded to a weighted average market rent per square foot of $21.77, compared to the property’s underwritten weighted average contract rent of $19.59 per square foot (excludes ground lease tenants which only pay common area maintenance). The concluded appraisal weighted average market rent per square foot is 11.1% higher than the underwritten weighted average contract rent of the property.

According to the appraisal, the Kansas City MSA estimated 2019 population is 2,179,053. The average household income for the MSA in 2019 is estimated to be $100,324 which is close to that of the property’s neighborhood. According to a third party report, as of January 1, 2019, the population within a one-, three- and five-mile radius of the Legends at Village West Property was 2,008, 15,177 and 44,455, respectively. Additionally, the average household income within a one-, three- and five-mile radius of the property was $98,681, $108,484 and $94,399, respectively.

The appraisal concluded that five comparable retail centers were sold within the past three years. The sales comps are located throughout the United States including Oregon, Maryland, Georgia, Arizona, and Missouri.

Sales Comparable Summary
Sale	Property Name	Location	Gross Leasable Area	Sale Price	Date of Sale	OAR
Subject Property	Legends at Village West	Kansas City, KS	702,750		Oct-19	6.25%
1	Seaside Outlets	Seaside, OR 97138	115,667	$18,991,000	Pending	7.3%
2	Ellsworth Place	Silver Springs, MD 20910	347,172	$92,000,000	Jul-18	6.9%
3	Tanger Outlets	Savannah, GA 31408	420,000	$197,000,000	Aug-16	5.9%
4	Tanger Outlet Center Westgate	Glendale, AZ 85305	410,664	$159,500,000	Jun-16	6.3%
5	Country Club Plaza	Kansas City, MO 64112	1,272,000	$660,000,000	Mar-16	4.7%
(1)	All summary metrics are based on the five sale comps and do not include any information of the subject property.

(2)	The sale price mean is the weighted average of the five sale comps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 88

Collateral Term Sheet	Benchmark 2018-B14

Legends at Village West

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
95.2%	90.9%	96.6%	92.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 15, 2019.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
American Multi-Cinema, Inc.(4)	NR / NR / NR	88,270	12.6%	$13.73	8.9%	8/31/2028
Dave & Busters(4)	NR / NR / NR	46,953	6.7%	$18.15	6.3%	11/30/2022
TJ Maxx(5)	A2 / A+ / NR	29,956	4.3%	$9.50	2.1%	10/31/2020
H&M(6)	NR / NR / NR	25,025	3.6%	$7.42	1.4%	1/31/2028
Off Broadway Shoes(7)	NR / NR / NR	21,554	3.1%	$16.75	2.7%	1/31/2026
HomeGoods(5)	A2 / A+ / NR	20,150	2.9%	$12.15	1.8%	5/31/2028
Old Navy(8)	Baa2 /BB+ / NR	17,266	2.5%	$15.00	1.9%	7/31/2021
Polo Ralph Lauren(9)(6)	A2 / A- / NR	16,979	2.4%	$2.42	0.3%	10/31/2021
Books a Million(10)	NR / NR / NR	16,846	2.4%	$7.83	1.0%	1/31/2022
Cavender's(9)(11)	NR / NR / NR	16,207	2.3%	$11.02	1.3%	5/31/2028
Subtotal/Weighted Average		299,206	42.6%	$12.54	27.7%
Vacant		55,451	7.9%	$26.44	10.8%
Remaining Tenants		348,093	49.5%	$28.38	68.3%
Total		702,750	100.0%	$20.60
(1)	Based on the September 15, 2019 rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and % Total Base Rent of $13,007,843 includes $123,689 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan. Base Rent PSF and % of Total Base Rent also includes $547,978 of percentage rent paid by tenants whose rent is calculated monthly as a factor of sales.

(4)	Tenant has three, five-year renewal options.

(5)	Tenant has four, five-year lease renewal options, including an option to extend the term (original or having been extended) to the January 31 following term expiration.

(6)	Tenant has four, five-year lease renewal options.

(7)	Off Broadway Shoes has one, five-year renewal options.

(8)	Old Navy has two, five-year renewal options.

(9)	Tenant has a unilateral lease termination option, with limitations based on sales and operational conditions.

(10)	Books a Million has four, three-year renewal options.

(11)	Cavender’s has one, five-year renewal option with limitations based on sales and operational conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2018-B14

Legends at Village West

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	55,451	8.15%	NAP	NAP	55,451	8.15%	NAP	NAP
2019(4)	4	2,613	0.38%	$21,600	0.16%	2,613	0.38%	$21,600	0.16%
2020	9	19,121	2.81%	490,888	3.62%	21,734	3.19%	$512,488	3.78%
2021	21	145,469	21.37%	3,012,319	22.22%	167,203	24.56%	$3,524,806	26.00%
2022	10	75,328	11.07%	1,463,636	10.80%	242,531	35.63%	$4,988,443	36.80%
2023	6	49,828	7.32%	1,063,431	7.84%	292,359	42.95%	$6,051,873	44.64%
2024	10	22,718	3.34%	724,165	5.34%	315,077	46.28%	$6,776,038	49.99%
2025	3	32,011	4.70%	1,014,238	7.48%	347,088	50.98%	$7,790,277	57.47%
2026	12	52,187	7.67%	1,230,666	9.08%	399,275	58.65%	$9,020,943	66.55%
2027	5	40,498	5.95%	1,255,386	9.26%	439,773	64.60%	$10,276,329	75.81%
2028	6	169,392	24.88%	2,169,927	16.01%	609,165	89.48%	$12,446,256	91.81%
2029	3	10,481	1.54%	169,581	1.25%	619,646	91.02%	$12,615,837	93.07%
2030 & Beyond	1	5,678	0.83%	123,100	0.91%	625,324	91.85%	$12,738,937	93.97%
Total	90	680,775	100.00%	$14,204,954	104.8%		100.0%	$88,229,843	104.8%
(1)	Based on the underwritten rent roll dated September 15, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent of $13,007,843 includes $123,689 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan. Base Rent PSF and % of Total Base Rent also includes $547,978 of percentage rent paid by tenants whose rent is calculated monthly as a factor of sales.

(4)	Includes MTM tenants.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(4)
Rents in Place	$11,844,504	$13,154,702	$12,727,178	$12,936,723	$12,817,949	$19.80	53.5%
Contractual Rent Steps(2)	0	0	0	0	189,893	0.29	0.8%
Potential Income from Vacant	0	0	0	0	2,308,911	41.64	9.6%
Total Reimbursements	7,704,228	8,494,591	8,394,509	8,970,806	8,639,619	13.35	36.1%
Other Income	1,394,849	708,097	583,664	561,568	561,568	0.87	2.5%
Percentage Rent	472,982	503,106	555,029	620,330	547,978	0.85	2.4%
Net Rental Income	$19,548,732	$21,649,293	$21,121,687	$21,907,529	$23,956,373	$34.09	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,308,911)	(9.60)	(10.2)%
EGI Before Other Income	$19,548,732	$21,649,293	$21,121,687	$21,907,529	$21,647,462	$33.44	95.1%

Effective Gross Income	$21,416,563	$22,860,496	$22,260,380	$23,089,427	$22,757,007	$35.16	100.0%

Total Expenses	$10,483,165	$11,073,853	$10,976,852	$11,476,129	$11,382,857	$16.20	50.0%

Net Operating Income	$10,933,398	$11,786,643	$11,283,528	$11,613,298	$11,374,151	$16.19	50.0%

Total TI/LC, Capex/RR	0	0	0	0	119,463	0.17	0.5%

Net Cash Flow	$10,933,39	$11,786,643	$11,283,528	$11,613,298	$11,254,688	$16.02	49.5%
(1)	TTM reflects the trailing 12-month period ending August 31, 2019.

(2)	Contractual Rent Steps includes $123,689 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan.

(3)	Potential Income from Vacant Space was underwritten based on the Appraisal’s concluded market rent assumptions

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 88

Collateral Term Sheet	Benchmark 2018-B14

Legends at Village West

Property Management. The property is managed by Legacy Asset Management, LLC.

Escrows and Reserves. On the origination date of the Legends at Village West Whole Loan, the borrower was required to deposit $3,569,900 for real estate taxes, $10,000,000 for tenant improvements and leasing commissions and $227,700 for immediate repairs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $594,983.

Insurance Escrows – The requirement to make monthly deposits for insurance reserves is provisionally waived so long as the borrower delivers evidence to the lender that the borrower maintains a blanket policy meeting the requirements of the Legends at Village West Whole Loan documents. If the borrower does not maintain such blanket policy, the borrower is required to deposit on a monthly basis an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period into an insurance reserve account.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $9,955 (approximately $0.17 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves – The requirement to make monthly deposits for tenant improvement and leasing commission reserves are waived so long as the balance in the account remains greater than or equal to $2,500,000. If the balance in the tenant improvement and leasing commission reserve account falls below $2,500,000 the borrower is required to deposit a monthly amount equal to $87,840 until the balance reaches $2,500,000. In addition to standard disbursement conditions, and only with regard to the upfront $10,000,000 deposited on the origination date for tenant improvement and leasing commissions, the debt yield must be equal to or greater than 8.0% (on both the date any such request is made and when such disbursement is actually made to the borrower) before any such funds are disbursed to the borrower.

Lockbox / Cash Management. The Legends at Village West Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Legends at Village West property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Legends at Village West Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Legends at Village West Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Legends at Village West Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Legends at Village West Whole Loan. Upon an event of default under the Legends at Village West Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the occurrence of any bankruptcy event with respect to the borrower, guarantor or any affiliated manager, (iii) the debt yield being less than 8.00%, and (iv) the guarantor failing to provide the lender with financial statements in accordance with the Legends at Village West Whole Loan documents, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the cure of such bankruptcy event (unless such bankruptcy event involves borrower, which cannot be cured), (c) with respect to clause (iii) above, the date that the debt yield is equal to or greater than 8.25% for one calendar quarter and (d) with respect to clause (iv) above, the date on which the guarantor provides the lender with the financial statements required in accordance with the Legends at Village West Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 88

Collateral Term Sheet	Benchmark 2019-B14

80 on the Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 88

Collateral Term Sheet	Benchmark 2019-B14

80 on the Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 88

Collateral Term Sheet	Benchmark 2019-B14

80 on the Commons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$47,300,000	Title:	Fee
Cut-off Date Principal Balance:	$47,300,000	Property Type - Subtype:	Mixed Use – Office/Multifamily
% of Pool by IPB:	3.6%	Net Rentable Area (SF)(1):	296,190
Loan Purpose:	Acquisition	Location:	Columbus, OH
Borrower:	80 on the Commons, L.L.C.	Year Built / Renovated:	2018 / NA
Sponsor:	Starwood Real Estate	Occupancy(1):	95.1%
	Income Trust	Occupancy Date:	9/19/2019
Interest Rate:	2.95000%	Number of Tenants(2):	6
Note Date:	10/8/2019	2016 NOI:	N/A
Maturity Date:	11/6/2029	2017 NOI:	N/A
Interest-only Period:	120 months	2018 NOI:	N/A
Original Term:	120 months	TTM NOI (as of 7/2019):	$1,417,367
Original Amortization:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$6,693,827
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,500,202
Lockbox / Cash Management:	Hard (Office); Soft (Multifamily) /	UW NOI(3):	$5,193,625
	Springing	UW NCF:	$4,952,057
Additional Debt:	N/A	Appraised Value / Per SF(1):	$73,500,000 / $248
Additional Debt Balance:	N/A	Appraisal Date:	9/16/2019
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(1):	$160
Taxes:	$38,172	$6,362	N/A	Maturity Date Loan / SF(1):	$160
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$5,693	N/A	Maturity Date LTV:	64.4%
TI/LC:	$1,116,512	Springing	N/A	UW NCF DSCR:	3.50x
Other:	$440,537	Springing	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,300,000	62.4%	Loan Payoff	$72,000,000	95.0%
Sponsor Equity	28,524,885	37.6	Closing Costs	2,229,664	2.9
			Upfront Reserves	1,595,221	2.1
Total Sources	$75,824,885	100.0%	Total Uses	$75,824,885	100.0%
(1)	Based on the 173,254 square foot office component and 122,936 square foot multifamily component. The multifamily component consists of 125 residential units.

(2)	Based on the office component only.

(3)	The increase in Effective Gross Income and Net Operating Income from TTM to Underwritten is due to the lease up and stabilization of both the residential and commercial components.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 88

Collateral Term Sheet	Benchmark 2019-B14

80 on the Commons

The Loan. The 80 on the Commons mortgage loan (the “80 on the Commons Loan”) has an outstanding principal balance as of the Cut-off Date of $47.3 million and is secured by the borrower’s fee simple interest in a mixed use property consisting of 173,254 square feet of office space and 125 residential units located in Columbus, Ohio (the “80 on the Commons Property”). The 80 on the Commons Loan has a 10-year term and is interest-only for the entire term.

The Borrower. The borrowing entity for the 80 on the Commons Loan is 80 on the Commons, L.L.C., a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor s Starwood Real Estate Income Trust, a Maryland corporation (“SREIT”), a real estate investment trust created by Starwood Capital Group (“Starwood”). The nonrecourse carve-out guarantor is Starwood REIT Operating Partnership, L.P, a Delaware limited partnership whose general partner is SREIT. The obligations of the non-recourse carve-out guarantor for recourse events related to voluntary or collusive involuntary bankruptcy and other bankruptcy-related events are capped at 20% of the outstanding principal balance of the 80 on the Commons Loan as of the date of the applicable bankruptcy event, plus the lender’s reasonably incurred costs and expenses in enforcing or preserving its rights under the non-recourse carveout guaranty. Starwood is a private investment firm with a primary focus on global real estate. Starwood has invested in more than 30 countries, ranging from the Americas to Europe to Asia.

The Property. The 80 on the Commons Property is a 12-story mixed-use building constructed in 2018 on 0.9 acres located in downtown Columbus, Ohio. The 80 on the Commons Property consists of 173,254 square feet of Class A office space and 125 upscale multifamily units. Floors one through six are demised into office suites and floors seven through 12 include the 125 apartment units. There is a fitness center for office tenants on the first floor as well as a shared lobby for office and apartment tenants. The sixth floor includes a 1,605 square foot community room and a 3,075 square foot outdoor amenity deck, which includes outside community areas overlooking the Columbus Commons greenspace. Both apartment and office tenants have access to 840 dedicated parking spaces in an adjoining parking garage.

The office component (58.5% of total net rentable area; 52.3% of underwritten base rent) consists of 173,254 square feet of office space and was 94.9% occupied as of September 2019. This office space has modern Class A finishes which include concrete, carpet, and tile flooring, painted drywall walls, exposed ceilings, and large glass windows. The largest office tenant is Root Insurance (109,062 square feet; 62.9% of net rentable area; 66.0% of underwritten base rent), which occupies floors three through five, as well as a suite on the sixth floor. Root Insurance is a startup technology driven car insurance company that measures driving behavior, such as braking, speed of turns, driving times, and route regularity, through a smartphone application to determine driver safety. Once a drivers safety level is determined, Root Insurance’s goal is to offer more affordable rates to safe drivers. The 80 on the Commons Property is the headquarters for Root Insurance, which has expanded twice (43,228 square feet) since executing its lease in November 2018 for 65,834 square feet.

The multifamily component (58.5% of total net rentable area; 47.7% of underwritten base rent) consists of 125 units (122,936 square feet) and opened in July 2018, As of September 19, 2019, the multifamily component had a 95.2% occupancy rate. The unit mix includes studio, one and two bedroom units with floor plans that range from 464 square feet to 2,261 square feet. The units include modern finishes and well-appointed amenities, including stainless steel appliances, over-sized windows, private balcony and an in-unit washer and dryer. Community amenities of the multifamily component include a first floor common area/lounge, rooftop terrace, fitness center, and leasing office.

The 80 on the Commons Property is located in the central business district of Columbus, Ohio on Columbus Commons. Columbus Commons is a six-acre park, features gardens, a performance stage, reading room, two cafes and serves as a frequent venue for concerts and events. Major employers in the downtown Columbus area include Nationwide Insurance, JPMorgan Chase, and American Electric Power. Over 80,000 people work in the Columbus central business district. Ohio State University also drives demand in the Columbus area and is the largest employer in the area and enrolls over 44,000 students. The 80 on the Commons Property is also in close proximity to the home of Nationwide Children’s Hospital, which employs approximately 8,400 people and is ranked the seventh best children’s hospital in the United States according to a magazine survey. As of 2018, the total population within a one-, three- and five-mile radius is 14,352, 141,954 and 350,821, respectively. As of 2018, the average household income within a one-, three- and five-mile radius is $89,808, $63,798 and $64,981, respectively.

According to the appraisal, the 80 on the Commons Property is located in the University/Downtown multifamily submarket. As of the second quarter of 2019, the University/Downtown multifamily submarket had an inventory of 92 properties with an average monthly asking rent of $1,454 per unit. The University/Downtown submarket had a vacancy rate of 7.1%. The appraisal identified five comparable multifamily properties proximate to the 80 on the Commons Property. The 80 on the Commons Property comparables range from 84 to 301 units and indicate a market rent range of $1,097 to $1,720 per month for studios, $1,335 to $1,878 per month for one-bedroom apartments and $1,971 to $4,196 for two-bedroom apartments. The comparable properties had occupancies ranging from 92.9% to 95.9%, with a weighted average occupancy of 94.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 88

Collateral Term Sheet	Benchmark 2019-B14

80 on the Commons

According to the appraisal, the 80 on the Commons Property is located in the Downtown submarket of the Columbus office market. As of the second quarter of 2019, the Downtown office submarket had a total office inventory of approximately 29.0 million square feet with an average asking rent of $16.44 per square foot and a vacancy rate of 7.1%. The appraisal identified five comparable office leases with a weighted average base rent of $18.47 per square foot.

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
N/A	N/A	N/A	95.1%
(1)	Historical Occupancy is not available since the 80 on the Commons Property opened mid-2018.

(2)	Current Occupancy is as of September 2019and based on the total square feet of the office and multifamily component.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Rent Per Unit	Average Rent PSF/Year
0BR / 1BA	10	8.0%	100.0%	479	$1,208	$30.29
1BR / 1BA	74	59.2%	93.2%	818	$1,644	$24.19
2BR / 2BA	40	32.0%	97.5%	1,384	$2,671	$23.14
2BR / 3BA	1	0.8%	100.0%	2,261	$4,300	$22.82
Total / Wtd. Avg.	125	100.0%	95.2%	983	$1,966	$23.93
(1)	Based on the rent roll dated September 19, 2019 provided by the borrower.

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Root Insurance	NR / NR / NR	109,062	62.9%	$18.64	66.0%	11/30/2024
Coastal Ridge(2)(3)	NR / NR / NR	20,001	11.5	$18.50	12.0%	6/30/2030
BBI Logistics	NR / NR / NR	18,815	10.9	$19.95	12.2%	9/30/2027
AEP Service Company	NR / NR / NR	11,847	6.8	$17.95	6.9%	1/31/2024
Sweney Cartwright(2)	NR / NR / NR	4,665	2.7	$19.50	3.0%	12/31/2026
Total Occupied		164,390	94.9%	$18.75	100.0%
Vacant		8,864	5.1
Total		173,254	100.0%
(1)	Based on the rent roll dated September 20, 2019.

(2)	Coastal Ridge and Sweney Cartwright have executed leases and are expected to take occupancy in January and February 2020, respectively. At loan origination, the borrower reserved approximately $1.1 million for outstanding landlord obligations and $440,537 in gap rent.

(3)	Coastal Ridge is an affiliate of the property manager and also holds an approximately 4.0% passive interest in the borrower. Coastal Ridge has a one-time right to terminate its lease on the 84th month of its lease (February 1, 2027) with 12 months’ notice and a termination fee of approximately $352,516.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 88

Collateral Term Sheet	Benchmark 2019-B14

80 on the Commons

Commercial Tenants Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	8,864	5.1%	NAP	NAP	8,864	5.1%	NAP	NAP
MTM & 2019	0	0	0.0	$0	0.0%	8,864	5.1%	0.0%	0.0%
2020	0	0	0.0	0	0.0	8,864	5.1%	$0	0.0%
2021	0	0	0.0	0	0.0	8,864	5.1%	$0	0.0%
2022	0	0	0.0	0	0.0	8,864	5.1%	$0	0.0%
2023	0	0	0.0	0	0.0	8,864	5.1%	$0	0.0%
2024	4	110,598	63.8	2,039,548	66.2	119,462	69.0%	$2,039,548	66.2%
2025	0	0	0.0	0	0.0	119,462	69.0%	$2,039,548	66.2%
2026	2	14,976	8.6	296,672	9.6	134,438	77.6%	$2,336,219	75.8%
2027	1	18,815	10.9	375,359	12.2	153,253	88.5%	$2,711,578	88.0%
2028	0	0	0.0	0	0.0	153,253	88.5%	$2,711,578	88.0%
2029	0	0	0.0	0	0.0	153,253	88.5%	$2,711,578	88.0%
2030 and Thereafter	1	20,001	11.5	370,019	12.0	173,254	100.0%	$3,081,597	100.0%
Total	8	173,254	100.0%	$3,081,597	100.0%
(1)	Based on the underwritten rent roll dated September 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per SF(2)	%(3)
Residential Income
Gross Potential Rent	$2,793,153	$2,847,720	$9.61	43.3%
Vacancy	(1,000,929)	(257,956)	(0.87)	(3.9)
Concessions	(101,295)	0	0.00	0.0
Net Residential Income	$1,690,929	$2,589,764	$8.74	39.3%
Commercial Income
Commercial Income	545,229	3,344,367	11.29	50.8
Recoveries	261,079	843,229	2.85	12.8
Vacancy	0	(194,421)	(0.66)	(3.0)
Net Commercial Income	$806,308	$3,993,175	$13.48	60.7%
Other Income	110,888	110,888	0.37	1.7
Effective Gross Income	$2,608,125	$6,693,827	$22.60	101.7%

Total Variable Expenses	1,016,271	1,335,980	4.51	20.0
Total Fixed Expenses(4)	174,488	164,222	0.55	2.5
Total Expenses	$1,190,759	$1,500,202	$5.06	22.4%

Net Operating Income	$1,417,367	$5,193,625	$17.53	77.6%

Replacement Reserves	0	68,314	0.23	1.0
TI/LCs	0	173,254	0.58	2.6
Net Cash Flow	$1,417,367	$4,952,057	$16.72	74.0%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2019.

(2)	The increase in Effective Gross Income and Net Operating Income from TTM to Underwritten is due to the lease up and stabilization of both the residential and commercial components.

(3)	Based on the total square feet of the commercial and residential space.

(4)	% column represents percent of the aggregate of the Net Residential Income and Net Commercial Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	All use components of the building benefit from a 15-year, 100% tax abatement on the improvements. See “The Property – Tax Abatement” above. The 80 on the Commons Loan was underwritten based on the abated taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

80 on the Commons

Property Management. The 80 on the Commons Property is managed by Coastal Ridge Management, LLC.

Escrows and Reserves. At origination, the borrower deposited (i) $38,172 for a tax reserve, (ii) $1,116,512 for outstanding landlord obligations related to the Sweney Cartwright and Coastal Ridge leases and (iii) $440,537 into a free rent reserve.

Tax Escrows - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $6,362).

Insurance Escrows - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated annual insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserves - The borrower is required to deposit, on a monthly basis, $5,692 into a replacement reserve.

Lockbox / Cash Management. The 80 on the Commons Loan is structured with a hard lockbox for the commercial tenants and soft lockbox for the residential tenants and springing cash management. The borrower is required to cause the property manager to deposit all revenues from the residential portion of the 80 on the Commons Property, and the commercial tenants are required to deposit all rents directly into the lockbox account controlled by the lender within two business day of receipt. During a Trigger Period (as defined below), the funds in the lockbox account are required to be swept to a segregated cash management account under the control of the lender and all excess cash flow after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the 80 on the Commons Loan.

A “Trigger Period” means the occurrence of: (i) an event of default; (ii) the commencement of a Low Debt Yield Period (as defined below); or (iii) commencement of Lease Sweep Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, the Low Debt Yield Period has ended as set forth in the definition of such term or (c) with respect to clause (iii) above, the Lease Sweep Period has ended as set forth in the definition of such term.

A “Low Debt Yield Period” will commence upon (i) the debt yield is less than 8.75% at the end of a calendar quarter, and will end if the debt yield is equal to or greater than 8.75% at the end of a calendar quarter. In the event of a Low Debt Yield Period, the borrower may deliver to lender a letter of credit or deposit funds as additional collateral for the 80 on the Commons Loan in an amount, if applied to prepay the 80 on the Commons Loan would cure the Low Debt Yield Period.

A “Lease Sweep Period” will commence (but only if a Low Debt Yield Trigger period would commence if rents from the Sweep Lease (as defined below) were not included in the calculation of the debt yield), (a) upon the earlier of (i) 15 months prior to the expiration of the Sweep Lease) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) if a Sweep Tenant has ceased operating its business at the 80 on the Commons Property (i.e., “goes dark”) at a majority of its space at the 80 on the Commons Property, or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to “go dark”; (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent.

A Lease Sweep Period commenced under clauses (a) through (c) above will end once the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the 80 on the Commons Loan documents (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the case of a cure by entering into new qualified leases, in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments). A Lease Sweep Period commenced under clause (d) above will end once the default has been cured and no other default by Sweep Tenant has occurred and is continuing. A Lease Sweep Period commenced under clause (e) above will end once the bankruptcy proceeding has terminated and the Sweep Lease has been affirmed and assumed by the Lease Sweep Tenant in a manner reasonably satisfactory to Lender or, the Sweep Lease has been affirmed and assumed by the Sweep Tenant, and assigned to a third party in a manner reasonably satisfactory to the lender, in each case, pursuant to a court-approved plan of reorganization. In addition, any Lease Sweep Period will end once the Lease Sweep Reserve contains the sum of $40 per square foot with respect to any vacant portion of the Lease Sweep space, plus, for portions of the Lease Sweep space that have been re-tenanted pursuant to qualified leases, sufficient funds to cover all anticipated tenant improvements and leasing commissions with respect to such qualified leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

80 on the Commons

A “Sweep Lease” means the Root Insurance lease and any replacement lease covering a majority of the space currently demised under such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Tax Abatement. The 80 on the Commons Property benefits from a 15 year tax abatement which commenced in the 2018 (payable 2019) tax year and includes an abatement on 100% of the value of the site improvements, but does not abate taxes on the land value. According to the appraisal, the estimated taxes, without such abatement, for the 2018 (payable 2019) tax year on the office portion of the 80 on the Commons Property are $1,005,687 compared to taxes, after such abatement, of $51,600. The estimated taxes, without such abatement, for the 2018 (payable 2019) tax year on the multifamily portion of the 80 on the Commons Property are $800,239, compared to taxes, after such abatement, of $36,756. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Permitted Condominium Conversion. The borrower has the right to convert the 80 on the Commons Property into a condominium comprised of one office condominium unit and one multifamily condominium unit, subject to certain conditions, including rating agency confirmation and a REMIC opinion.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 88

Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 88

Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 88

Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment:		Title:	Leasehold
(Fitch / KBRA / S&P)(1):	[ ]	Property Type - Subtype:	Mixed Use – Office/Laboratory
Original Principal Balance(2):	$40,000,000	Net Rentable Area (SF):	676,947
Cut-off Date Principal Balance(2):	$40,000,000	Location:	Cambridge, MA
% of Pool by IPB:	3.0%	Year Built / Renovated:	Various / Various
Loan Purpose:	Acquisition	Occupancy:	100.0%
Borrowers(3):	Various	Occupancy Date:	Various
Sponsor(4):	NAP	Number of Tenants:	7
Interest Rate:	3.79700%	2016 NOI(5):	N/A
Note Date:	5/16/2019	2017 NOI:	$42,036,811
Maturity Date:	6/1/2029	2018 NOI:	$43,904,648
Interest-only Period:	120 months	TTM NOI (as of 3/2019)(6):	$45,007,805
Original Term:	120 months	UW Economic Occupancy:	98.9%
Original Amortization:	None	UW Revenues:	$70,789,429
Amortization Type:	Interest Only	UW Expenses:	$17,055,013
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW NOI(6):	$53,734,416
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$51,673,090
Additional Debt(2):	Yes	Appraised Value / Per SF:	$1,158,000,000 / $1,711
Additional Debt Balance(2):	$390,000,000 / $145,000,000	Appraisal Date:	4/11/2019
Additional Debt Type(2):	Pari Passu / Subordinate Debt

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$635	$849
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$635	$849
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	37.1%	49.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	37.1%	49.7%
				UW NCF DSCR:	3.12x	2.33x
				UW NOI Debt Yield:	12.5%	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$430,000,000	37.2%	Purchase Price	$1,148,275,000	99.3%
Subordinate Debt	145,000,000	12.5%	Closing Costs	8,667,656	0.7
Sponsor Equity	581,942,656	50.3
Total Sources	$1,156,942,656	100.0%	Total Uses	$1,156,942,656	100.0%

(1)	Fitch and KBRA provided the listed assessments for the Osborn Triangle Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the Osborn Triangle Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The Osborn Triangle Loan (as defined below) consists of the non-controlling Notes [ ] which are part of the Osborn Triangle Whole Loan evidenced by seven senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $575.0 million. For additional information, see “The Loan” below.

(3)	The borrowers for the Osborn Triangle Whole Loan are 610 Main Street North Leasehold LLC, 610 Main Street South Leasehold LLC, 700 Main Street Leasehold LLC and 610-700 Main Garage Leasehold LLC.

(4)	The Osborn Triangle Whole Loan has no separate carveout guarantor, and the borrower is the only indemnitor under the related environmental indemnity agreement.

(5)	2016 NOI is not available because one of the properties, 610 Main Street North, was built in 2016.

(6)	The increase in Underwritten NOI from TTM NOI is primarily attributable to (i) contractual rent steps through May 2020 and (ii) the present value of rent steps and a mark to market at the end of the lease term for investment grade tenants Pfizer and Novartis (as defined below). The average contractual rent per square foot over the lease term is $70.96 per square foot for the Pfizer lease expiration, $86.61 per square foot for the 2031 Pfizer lease expiration and $59.46 per square foot for the 2024 Novartis lease expiration.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

The Loan. The Osborn Triangle mortgage loan (the “Osborn Triangle Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $575.0 million (the “Osborn Triangle Whole Loan”), secured by the borrowers’ leasehold interest in four condominium units that together comprise Class A office/laboratory properties and a parking garage located in Cambridge, Massachusetts (the “Osborn Triangle Property”). The Osborn Triangle Whole Loan is comprised of (i) a senior loan, comprised of seven pari passu notes with an aggregate principal balance as of the Cut-off Date of $430.0 million (the “Osborn Triangle Senior Notes”), one of which (Note A-4 with an outstanding principal balance as of the Cut-off Date of $40.0 million) is being contributed to the Benchmark 2019-B14 Trust and constitutes the Osborn Triangle Loan, and the remainder of which have been, or are expected to be contributed to other securitization trusts and (ii) a subordinate loan, comprised of one note, with an original principal balance as of the Cut-off Date of $145.0 million (collectively, the “Osborn Triangle Subordinate Companion Loan”) that was contributed to a prior securitization trust, each as described below. The relationship between the holders of the Osborn Triangle Senior Notes and Osborn Triangle Subordinate Companion Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Osborn Triangle Whole Loan” in the Preliminary Prospectus. The Osborn Triangle Whole Loan was originated by JPMCB. The Osborn Triangle Whole Loan has a 10-year term and will be interest-only for the term of the loan. The financing of the Osborn Triangle Property has been securitized in the JPMCC 2019-OSB, Benchmark 2019-B12 and Benchmark 2019-B13 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$250,000,000	$250,000,000	JPMCC 2019-OSB	Yes
Note A-2	50,000,000	50,000,000	Benchmark 2019-B12	No
Note A-3	50,000,000	50,000,000	Benchmark 2019-B13	No
Note A-4	40,000,000	40,000,000	Benchmark 2019-B14	No
Note A-5	20,000,000	20,000,000	JPMCB	No
Note A-6	20,000,000	20,000,000	CBRE	No
Senior Notes	$430,000,000	$430,000,000
Note B-1	145,000,000	145,000,000	JPMCC 2019-OSB	No
Whole Loan	$575,000,000	$575,000,000

The Borrowers. The borrowers are 610 Main Street North Leasehold LLC, 610 Main Street South Leasehold LLC, 700 Main Street Leasehold LLC and 610-700 Main Garage Leasehold LLC, each a single purpose Massachusetts limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity having two independent directors in its organizational structure. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Osborn Triangle Whole Loan.

The Property. The Osborn Triangle Property consists of three Class A office/laboratory buildings totaling 676,947 square feet and a 650-space parking garage located directly adjacent to the Massachusetts Institute of Technology (“MIT”) campus in Cambridge, Massachusetts. The Osborn Triangle Property consists of 610 Main Street North, 1 Portland Street, 700 Main Street and a subterranean 650-space parking garage situated on approximately 4.8 acres of land. The three properties are set around Watson Court, a central green space with outdoor seating. The Osborn Triangle Property was designed by Boston-based Elkus Manfredi Architects, Lab Architect Group and Tsai Kobus and completed by MIT Investment Management Company. 610 Main Street North is LEED Gold certified and designed with electric vehicle charging stations, a reflective roof as well as water efficient fixtures and irrigation. 1 Portland Street has efficient layouts for a variety of office and laboratory requirements. 700 Main Street was converted from an industrial building into a life science facility in 2002, further expanded in 2012.

The Osborn Triangle Property is currently 100.0% leased to seven tenants consisting of three office tenants and four retail tenants. The three office tenants at the Osborn Triangle Property consist of Pfizer, Novartis Institutes for Biomedical Research, Inc. (“Novartis”) and Lab Central Inc. (“Lab Central”). Retail tenants include Sulmona Restaurant Group, Café Luna, Boston Burger and Revela which occupy approximately 1.3% of net rentable area and 0.6% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

The largest tenant, Pfizer, (499,386 square feet; 73.8% of net rentable area; 77.9% of underwritten base rent), (NYSE: PFE) (rated A1/AA/A+ by Fitch and S&P), is one of the world’s largest biopharmaceutical companies, with a global portfolio that encompasses medicines, vaccines and healthcare products. Headquartered in New York City with approximately 92,400 employees worldwide, Pfizer’s products are sold in over 125 countries. As of 2018, Pfizer reported revenues of approximately $53.6 billion. Pfizer’s location at 610 Main Street North and 1 Portland Street employs approximately 1,000 people and focuses on pharmaceutical and biologics research, drug metabolism, biotechnology and therapeutic areas including inflammation, immunology, rare diseases and internal medicine. In addition to Pfizer’s location at the Osborn Triangle Property, Massachusetts is home to Pfizer’s research and manufacturing site in Andover and serves as the global headquarters for Pfizer’s Center for Therapeutic Innovation. Pfizer has occupied the Osborn Triangle Property since December 2013. Pfizer leases 229,330 square feet of space at 1 Portland Street which expires in January 2024 and 270,056 square feet of space at 610 Main Street North which expires in December 2031, both with two, five-year renewal options and no termination options. Pfizer subleases a portion of its space totaling 163,644 square feet to CRISPR Therapeutics, Lab Central, Casebia Therapeutics and KSQ Therapeutics.

The second largest tenant, Novartis (99,883 square feet; 14.8% of net rentable area; 14.1% of underwritten base rent) (NYSE: NVS) (rated A1/AA-/AA- by Moody’s, Fitch and S&P), is a multinational medicine company. Headquartered in Basel Switzerland, Novartis has approximately 125,000 employees worldwide. As of 2018, Novartis reported sales of $51.9 billion. Novartis’ location at 700 Main Street is home to Novartis Institutes for BioMedical Research (“NIBR”), the innovation arm of Novartis which focuses on developing new drugs. NIBR employs approximately 6,000 people in six research campuses across the globe. In addition to Novartis’ 700 Main Street location, Novartis has complementary Cambridge locations along Massachusetts Avenue, Windsor Street and within Technology Square. Novartis has occupied office and laboratory space at the Osborn Triangle Property since March 2014. Novartis occupies space at 700 Main Street through July 2024 with two, five-year renewal options and no termination options.

The third largest tenant, Lab Central (68,996 square feet; 10.2% of net rentable area; 7.4% of underwritten base rent), is a shared laboratory space designed as a launchpad for potential life-sciences and biotech startups. Founded in 2013, Lab Central was primarily funded by two grants from the Massachusetts Life Sciences Center and MIT. 700 Main Street serves as Lab Central’s headquarters and primary incubator space. Along with 610 Main Street North, Lab Central’s two-building campus offers fully permitted laboratory and office space with a capacity to serve 450 scientists and entrepreneurs in about 70 companies. Lab Central has been a tenant at the Osborn Triangle Property since April 2013. Lab Tenant occupies office and laboratory space at 700 Main Street through March 2027 with two five-year renewal options and no termination options. Lab Central subleases additional space from Pfizer at 610 Main Street North.

The Osborn Triangle Property is located in Cambridge, Massachusetts, within the Boston office market (specifically the East Cambridge/Kendall Square office submarket). Situated on approximately 4.8 acres of land directly adjacent to MIT, the Osborn Triangle Property is located in the East Cambridge neighborhood in a dynamic biotech cluster, which is bound by Main Street, Albany Street and Massachusetts Avenue. Osborn Triangle Property’s location allows it to capitalize on its proximity to major institutional and research entities in Cambridge, affording its tenants immediate access to parking and public transportation, as well as the city’s entertainment, hospitality and residential districts. The neighborhood is anchored by the Kendall/MIT MBTA Red Line subway station and the approximately 166-acre MIT campus. MIT’s iconic Great Dome is less than 400 yards from the center of the Osborn Triangle Property. The Osborn Triangle Property is surrounded by a cluster of global life science/technology companies and fast-growing start-ups anchored by Akamai, Amazon, Apple, Biogen, Boeing, Broad Institute, Cambridge Innovation Center, Draper, Google, Koch Institute and Microsoft. Logan International Airport is located approximately 4.3 miles northeast of the Osborn Triangle Property and offers 40 airlines that fly non-stop to more than 100 domestic and international destinations. Furthermore, the Massachusetts Port Authority recently announced $1.0 billion worth of investments to further expand the airport’s international terminal, reconfigure other terminals and redesign its roadways.

East Cambridge/Kendall Square comprises nearly 21.0 million square feet of world-class office and laboratory space complemented by a dense cluster of apartments, shopping destinations and dining amenities in addition to 2.5 acres of landscaped open space. Notable developments in the immediate area include the Cambridge Side Galleria mall, Canal Park, Riverview Office Park, Royal Sonesta Hotel and several high-rise residential condominium buildings. According to a third party research report, as of the fourth quarter of 2018, the East Cambridge submarket had approximately 7.4 million square feet of laboratory space with approximately 1.4 million square feet under construction. The average East Cambridge submarket vacancy in 2018 was approximately 0.2%. East Cambridge Class B NNN laboratory space had an average asking rents of $78.00 per square feet, while Class A NNN laboratory space commanded nearly an $11 premium at $88.80 per square feet. Recent leasing in the Cambridge office/laboratory submarket in the first quarter of 2019 includes more than 620,000 square feet to tenants including Infinity Pharmaceuticals, Boston Microfluidics, BetterLesson, Syros Pharmaceuticals, Invaio Sciences, Ultragenyx Pharmaceutical, HiFiBiO Therapeutics and Casma Therapeutics.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

In 2018, the Greater Boston area had approximately 20.3 million square feet of laboratory space with an average vacancy rate of 4.9%. The laboratory submarkets across Greater Boston combined for 1.5 million square feet of net absorption in 2018. 62 public companies with a combined market value of approximately $170.0 billion, the majority of them biotechnology firms are headquartered in Cambridge. Global pharmaceutical companies, including Takeda Pharmaceutical Co., Sanofi SA and Novartis AG, also have extensive research operations in the city. In the fourth quarter of 2018, tenants absorbed 468,000 square feet of biotechnology-focused laboratory real estate in Greater Boston, with much of that growth occurring in the last of the Alexandria Center at Kendall Square buildings to be delivered. Bristol-Myers Squibb took occupancy of 208,000 square feet, while Facebook moved into 133,000 square feet and furthered a trend of traditional office users paying significant premiums for Kendall Square space, even though that space was originally developed for lab use.

As of the first quarter of 2019, the Cambridge – East office submarket contained approximately 9.4 million square feet of office space, had a direct vacancy rate of 1.4% and average asking NNN rents of $94.52 per square feet (compared to underwritten gross rent of $77.32 per square feet at the Osborn Triangle Property) according to a third party research report. As of the same time period, according to the appraisal, the Cambridge – East laboratory submarket contained approximately 12.3 million square feet of laboratory space, had a direct vacancy rate of 0.9% and average asking NNN rents of $94.75 per square feet (compared to underwritten gross rent of $77.32 per square feet at the Osborn Triangle Property) according to a third party research report. The appraisal surveyed a competitive set of rent comparables from six other class A/B office/laboratory buildings in the Kendall Square. Base rent across the approximately 670,007 square feet of leases ranges from $76.00 to $95.00 per square feet (reflected in the chart below). The appraisal concluded office/laboratory market rent of $87.50 per square feet and retail space market rent of $45.00 per square feet. Based on the appraiser’s analysis and concluded market rent, the Osborn Triangle Property’s in-place rent is approximately 24.3% and 17.4% below market with respect to office/laboratory and retail space, respectively.

According to the appraisal, the Osborn Triangle Property is located within the Boston metropolitan statistical area (the “Boston MSA”). As of year-end 2018, the Boston MSA had an unemployment rate of approximately 3.3%, a median household income of approximately $85,800 and a population of approximately 2.0 million.

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	99.6%	99.9%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the May 1, 2019 rent roll.

Tenant Summary(1)
Tenant	Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent(3)	% of Total Base Rent(3)	Lease Expiration Date
Pfizer(4)(5)	Lab/Office	A1 / A+ / AA	499,386	73.8%	$81.64	77.9%	Various(6)
Novartis	Lab/Office	A1 / AA- / AA-	99,883	14.8%	$73.91	14.1%	7/31/2024
Lab Central	Lab/Office	NR / NR / NR	68,996	10.2%	$55.85	7.4%	3/31/2027
Sulmona Restaurant Group	Retail	NR / NR / NR	3,355	0.5%	$37.63	0.2%	2/28/2027
Café Luna	Retail	NR / NR / NR	2,328	0.3%	$37.13	0.2%	3/31/2027
Boston Burger	Retail	NR / NR / NR	1,984	0.3%	$36.05	0.1%	9/30/2027
Revela	Retail	NR / NR / NR	1,015	0.1%	$47.15	0.1%	7/31/2027
Total / Wtd. Avg			676,947	100.0%	$77.32	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent is inclusive of (i) the contractual rent steps through May 2020 and (ii) the present value of rent steps and a mark to market at the end of the lease term for Pfizer and Novartis. The average contractual rent per square foot over the lease term is $70.96 per square feet for the 2024 Pfizer lease expiration, $86.61 per square foot for the 2031 Pfizer lease expiration and $59.46 per square foot for the 2024 Novartis lease expiration. For the remaining tenants, the Base Rent per square foot and % of Total Base Rent includes rent steps through May 1, 2020.

(4)	Pfizer leases 499,386 square feet of which (i) 139,212 square feet of space leased at 610 Main Street and 229,330 square feet leased at 1 Portland Street has 2.75% annual lease rent escalations and (ii) 130,844 square feet of space leased at 610 Main Street North has 3.0% annual lease escalations.

(5)	Pfizer subleases a portion of its space totaling 163,644 square feet to CRISPR Therapeutics, Lab Central (as defined below), Casebia Therapeutics and KSQ Therapeutics. Casebia Therapeutics sub-subleases 5,184 square feet of its space to Bayer’s Life Hub Boston through March 31, 2024 at $77.26 per square feet plus 3.0% annual increases commencing April 1, 2019. Bayer reimburses expenses at a rate of $4.40 per square feet.

(6)	Pfizer leases 499,386 square feet, of which (i) 229,330 square feet of space at 1 Portland Street is set to expire January 31, 2024 and (ii) 270,056 square feet of space at 610 Main Street which is set to expire December 31, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 88

Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2019	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	2	329,213	48.6%	25,600,102	48.9%	329,213	48.6%	$25,600,102	48.9%
2025	0	0	0.0%	0	0.0%	329,213	48.6%	$25,600,102	48.9%
2026	0	0	0.0%	0	0.0%	329,213	48.6%	$25,600,102	48.9%
2027	6	77,678	11.5%	4,185,425	8.0%	406,891	60.1%	$29,785,527	56.9%
2028	0	0	0.0%	0	0.0%	406,891	60.1%	$29,785,527	56.9%
2029	0	0	0.0%	0	0.0%	406,891	60.1%	$29,785,527	56.9%
2030 & Thereafter	3	270,056	39.9%	22,554,072	43.1%	676,947	100.0%	$52,339,600	100.0%
Total / Wtd. Avg.	11	676,947	100.0%	$52,339,600	100.0%
(1)	Based on the underwritten rent roll dated as of May 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2017	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$40,270,949	$42,583,273	$43,432,253	$44,714,419	$66.05	62.9%
IG Rent Steps and Market Adjustment(4)	0	0	0	7,625,181	11.26	10.7%
Vacant Income	0	0	0	0	0.00	0.0%
Reimbursements	13,282,194	14,252,881	14,607,789	16,481,111	24.35	23.2%
Parking Income	1,920,448	2,339,140	2,363,122	2,255,641	3.33	3.2%
Gross Potential Income	$55,473,591	$59,175,294	$60,403,164	$71,076,352	$105.00	100.0%
Total Other Income(5)	413,828	451,151	464,927	529,887	0.78	0.7%
(Vacancy/Credit Loss)(6)	0	0	0	(816,810)	(1.21)	(1.1)%
Effective Gross Income	$55,887,418	$59,626,445	$60,868,091	$70,789,429	$104.57	99.6%
Total Expenses	13,850,608	15,721,797	15,860,286	17,055,013	25.19	24.1%
Net Operating Income(7)	$42,036,811	$43,904,648	$45,007,805	$53,734,416	$79.38	75.9%
TI/LC	0	0	0	1,878,551	2.78	2.7%
Capital Expenditures	0	0	0	182,776	0.27	0.3%
Net Cash Flow	$42,036,811	$43,904,648	$45,007,805	$51,673,090	$76.33	73.0%
(1)	2016 NOI is not available because one of the properties, 610 Main Street North, was built in 2016.

(2)	TTM reflects the trailing 12 month period ending March 31, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	g57IG Rent Steps and Market Adjustment is inclusive of (i) the contractual rent steps through May 2020 and (ii) the present value of rent steps and a mark to market at the end of the lease term for Pfizer and Novartis. The average contractual rent per square foot over the lease term is $70.96 per square feet for the 2024 Pfizer lease expiration, $86.61 per square foot for the 2031 Pfizer lease expiration and $59.46 per square foot for the 2024 Novartis lease expiration. For the remaining tenants, the Base Rent per square foot and % of Total Base Rent includes rent steps through May 1, 2020.

(5)	Total Other Income consists of storage income, percentage rent (retail tenancy), sublease income and TI rent.

(6)	Vacancy is underwritten to the blended economic vacancy of 1.1%. The blended vacancy reflects the appraiser’s assumption of 2.0% market vacancy for 1 Portland Street and 700 Main Street, as well as the appraiser’s 0.0% vacancy assumption for 610 Main Street North because of its long term lease with credit tenant, Pfizer, which has a December 2031 expiration and is 2.5 years beyond the loan term. Other third party data sources show a submarket vacancy between 0.5% and 1.0% for buildings completed after 2009. The Osborn Triangle Property was completed or gut renovated between 2012 and 2016.

(7)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) contractual rent steps through May 2020 and ii) the present value of rent steps and a mark to market at the end of the lease term for investment grade tenants Pfizer and Novartis. The average contractual rent per square foot over the lease term is $70.96 per square foot for the Pfizer lease expiration, $86.61 per square feet for the 2031 Pfizer lease expiration and $59.46 per square feet for the 2024 Novartis lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 88

Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

Property Management. The Osborn Triangle Property is managed by Jones Lang LaSalle Americas, Inc., a Maryland corporation. The lender has the right to require the borrowers to terminate the management agreement and replace the manager in accordance with the Osborn Triangle Whole Loan documents if (i) an event of default occurs and remains uncured under the Osborn Triangle Whole Loan, (ii) the manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding or (iii) there is an event of default of the manager under the management agreement beyond all applicable cure periods. The borrowers are permitted to terminate the existing management agreement and replace manager with a pre-approved manager, subject to delivery of a management agreement and collateral assignment of management each in the forms pre-approved by the lender and attached as exhibits to the mortgage loan agreement.

Escrows and Reserves. At loan origination, the borrowers were not required to deposit any upfront reserves.

Tax Reserve. On a monthly basis, the borrowers are required to deposit into a real estate tax reserve, the amount equal to 1/12 of the estimated annual real estate taxes. In the event the borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. On a monthly basis, the borrowers are required to deposit into an insurance reserve, the amount equal to 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

TI/LC Reserve. On a monthly basis during the continuance of a Tenant Trigger Event (as defined below), the borrowers are required to deposit into a TI/LC reserve, an amount equal to $3.625 per square foot each month for outstanding tenant improvement and leasing commission obligations/

A “Tenant Trigger Event” means if either Pfizer or Novartis (i) fails to renew its lease 12 months prior to its lease expiration date or renewal period or (ii) if either tenant vacates, abandons or “goes dark” for a period of 90 consecutive days, excluding commercially reasonable periods of time in connection with a restoration at the Osborn Triangle Property.

Lockbox / Cash Management. The Osborn Triangle Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept daily into a lender-controlled account, from which account such funds will be disbursed on each payment date in accordance with the loan documents and any excess will be retained by the lender as additional collateral for the Osborn Triangle Whole Loan

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrowers or property manager, (iii) a DSCR Trigger Event or (iv) a Tenant Trigger.

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above if the borrowers have replaced the manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents, (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place, (d) clause (iv) above, if the Cash Sweep Event is caused solely by the occurrence of (x) a Tenant BK Trigger (as defined below), Young & Rubicam or its parent company affirming the Young & Rubicam lease in the applicable bankruptcy proceeding, (y) a Tenant Vacancy Trigger (as defined below), the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender, or (z) any Tenant Trigger, upon the satisfaction of the Tenant Escrow Requirement (as defined below) (in which case, the borrowers are deemed to have cured any existing Tenant Trigger immediately upon such date). Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; and (2) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

“DSCR Trigger Event” means the debt service coverage ratio on the Osborn Triangle Whole Loan (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.25x.

“DSCR Cure Event” means the debt service coverage ratio on the Osborn Triangle Whole Loan (as calculated in the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.25x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 88

Collateral Term Sheet	Benchmark 2019-B14

Osborn Triangle

Additional Debt. The Osborn Triangle Subordinate Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $145.0 million, accrues interest at a fixed rate of 3.79700% per annum. The Osborn Triangle Subordinate Companion Loan has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Osborn Triangle Whole Loan” in the Preliminary Prospectus.

The Osborn Triangle Whole Loan documents permit the upper tier beneficial owners of the borrowers to pledge up to 75.0% of the direct or indirect equity interests in HSRE-Osborn Core Holding, LLC as part of a corporate financing, subject to satisfaction of certain terms and conditions in the Osborn Triangle Whole Loan documents including, without limitation: (i) the pledge is to an institutional investor meeting the requirements of the Osborn Triangle Whole Loan documents; (ii) at least 75.0% of the permitted pledge is secured by assets other than the Osborn Triangle Property or the direct or indirect interests in the Osborn Triangle Property; and (iii) the pledge will not result in a change in control of the borrowers.

Condominium. The Osborn Triangle Property is subject to a condominium declaration, which divides the underlying property into four units, the 610 Main Street North unit, the 610 Main Street South unit (a/k/a/ 1 Portland Street), the 700 Main Street unit and the parking garage unit. The fee interests in the condominium units are owned by an affiliate of MIT, which is also the declarant under the condominium declaration. The fee owner of the units master leases each unit to the individual borrower, and the Osborn Triangle Whole Loan is secured by such leasehold interests. Pursuant to each master lease, the fee owner of the units has delegated the rights to exercise its rights and privileges in its capacity as the fee owner of the units under the condominium declaration to each borrower, and the individual borrowers control 100% of the condominium interests. The term of each of the master lease expires on May 15, 2084. The base rent under each ground lease was prepaid in full prior to the origination of the Osborn Triangle Whole Loan. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

Partial Release. At any time after July 1, 2021, the borrowers may obtain the release of either the 1 Portland Street and/or the 700 Main Street property provided that, among other conditions, (i) the borrowers pay the release price equal to 110% of the allocated loan amount for such property, plus a yield maintenance premium (if applicable), (ii) the debt service coverage ratio (as calculated in the Osborn Triangle Whole Loan documents) for the properties then remaining subject to the lien of the Osborn Triangle Whole Loan documents based on the trailing 12 month period is equal to or greater than the greater of (a) 2.03x and (b) the debt service coverage ratio for all of the Osborn Triangle Property (including the property subject to the release) based on the trailing 12 month period, (iii) the remaining properties (after the release) will not be in violation of the condominium documents, the master lease documents, any leases or the then applicable laws, and the borrower continues to control the board of trustees of the condominium association and (iv) the borrower may not lease any space at the released property to an existing tenant unless either (a) the borrower has re-leased the space in the Osborn Triangle Property to a new tenant with an effective rent per square foot in an amount equal to or greater than the tenant that was relocated or (b) the lender consents to such relocation (which consent may not be unreasonably withheld, conditioned or delayed). The Osborn Triangle Whole Loan documents provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Osborn Triangle Whole Loan is prepaid by an amount set forth in the Osborn Triangle Whole Loan documents or the borrower delivers a REMIC opinion. The borrower is not permitted to release the 610 Main Street North or parking garage properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 88

Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 88

Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 88

Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 88

Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$40,000,000	Property Type – Subtype:	Office – Suburban
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	528,730
Loan Purpose:	Recapitalization	Location:	McLean, VA
Borrower:	Tysons Corner Office I LLC	Year Built / Renovated:	2014 / N/A
Loan Sponsor(3):	NAP	Occupancy:	100.0%
Interest Rate:	3.33000%	Occupancy Date:	8/30/2019
Note Date:	9/12/2019	Number of Tenants:	20
Maturity Date:	10/11/2029	2016 NOI(5):	$12,562,865
Interest-only Period:	120 months	2017 NOI(5):	$17,880,418
Original Term:	120 months	2018 NOI(5):	$20,965,668
Original Amortization:	None	TTM NOI (as of 6/2019)(5):	$21,702,519
Amortization Type:	Interest Only	UW Economic Occupancy:	90.0%
Call Protection(4):	L(25),Grtr1%orYM(90),O(5)	UW Revenues:	$31,434,407
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$10,604,603
Additional Debt(2):	Yes	UW NOI:	$20,829,804
Additional Debt Balance(2):	$145,000,000	UW NCF:	$19,666,598
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$365,000,000 / $690
		Appraisal Date:	8/12/2019

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$359
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$359
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.1%
Replacement Reserves:	$0	Springing	$1,000,000	Maturity Date LTV:	52.1%
TI/LC:	$0	Springing	$1,321,825	UW NCF DSCR:	3.07x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$190,000,000	100.0%	Return of Equity(7)	$188,546,123	99.2%
			Closing Costs	1,453,877	0.8%
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%
(1)	The Tysons Tower Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, N.A. (“JPMCB”) and Wells Fargo Bank, National Association (“WFB”) on September 12, 2019.

(2)	The Tysons Tower Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate original principal balance as of the Cut-off Date of $190.0 million. Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $190.0 million Tysons Tower Whole Loan.

(3)	The Tysons Tower Whole Loan has no separate carveout guarantor, and the borrower is the only indemnitor under the related environmental indemnity agreement.

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of November 11, 2019. Prepayment of the Tysons Tower Whole Loan is permitted upon payment of the yield maintenance premium at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Tysons Tower Whole Loan to be securitized and (b) November 11, 2022. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B14 securitization in October 2019. The actual lockout period may be longer.

(5)	The increase from 2016 NOI through TTM NOI is primarily attributable to (i) new leasing including 54,623 square feet of leases executed in 2017 accounting for approximately 10.8% of underwritten base rent and (ii) contractual rent steps.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The Tysons Tower property was previously unencumbered. The loan sponsors constructed the Tysons Tower property in 2014 at a total cost of approximately $218.2 million ($413 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 88

Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

The Loan. The Tysons Tower loan is part of a whole loan evidenced by seven pari passu promissory notes, each as described below, with an aggregate original principal balance as of the Cut-off Date of $190.0 million (the “Tysons Tower Whole Loan”), secured by the borrowers’ fee simple interest in a 528,730 square foot, Class A, suburban office building located in Mclean, Virginia. The non-controlling note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $40.0 million, will be included in the Benchmark 2019-B14 Trust. The controlling Note A-1 has been included in the BANK 2019-BNK21 securitization. The remaining notes, which are currently held by WFB and JPMCB, are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Tysons Tower Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Tysons Tower Whole Loan has a 10-year term and is interest only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	BANK 2019-BNK21	Yes
Note A-2	25,000,000	25,000,000	WFB	No
Note A-3	20,000,000	20,000,000	WFB	No
Note A-4	40,000,000	40,000,000	Benchmark 2019-B14	No
Note A-5	10,000,000	10,000,000	JPMCB	No
Note A-6	15,000,000	15,000,000	JPMCB	No
Note A-7	30,000,000	30,000,000	JPMCB	No
Whole Loan	$190,000,000	$190,000,000

The Borrower. The borrower is Tysons Corner Office I LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsors are The Macerich Partnership, L.P. (“MPLP”) and Alaska Permanent Fund Corporation (“APFC”), each of which has a 50.0% indirect joint venture ownership interest in the Tysons Tower Borrower.

There is no non-recourse carveout guarantor. MPLP is an affiliate of The Macerich Company (“Macerich”) (NYSE: MAC) which maintained an equity market capitalization of approximately $4.7 billion as of June 30, 2019. Macerich is a self-administered and self-managed real estate investment trust involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. Macerich specializes in retail properties in many of the country’s most densely populated markets, with a significant presence on the west coast, Arizona, Chicago and in the corridor from the greater New York metropolitan area to Washington D.C. As of June 30, 2019, Macerich had ownership interest in commercial real estate assets totaling approximately 51 million square feet consisting primarily of 47 regional shopping centers, including the Tysons Corner Center super-regional mall located adjacent to the Tysons Tower property.

APFC is a sovereign wealth fund created in 1980 by the Alaska Legislature and is the largest state-level fund of its kind in the United States. APFC’s investment strategy employs a combination of internally managed direct investments alongside externally managed fund investments. Major asset classes include public equities, fixed-income, private equity, real estate, infrastructure, and absolute return strategies. As of June 30, 2019, APFC’s real estate portfolio included partial or complete ownership in 54 properties valued at approximately $4.1 billion. As of June 30, 2019, APFC had a total fund value of approximately $66.3 billion.

The Property. The Tysons Tower property is a 20-story, 528,730 square foot, Class A, LEED Gold certified suburban office building located in McLean, Virginia, approximately 11.4 miles west of Washington, D.C. The borrower sponsors constructed the Tysons Tower property in 2014 at a total cost of approximately $218.2 million ($413 per square foot). Amenities at the Tysons Tower property include a fitness center with locker rooms, a full service restaurant, covered bike storage, a rooftop garden with panoramic views of Washington, D.C. and the Blue Ridge Mountains, and 1,204 surface and garage parking spaces, resulting in a parking ratio of 2.3 spaces per 1,000 square feet of net rentable area. As of August 30, 2019, the Tysons Tower property was 100.0% occupied by 20 tenants including 17 office tenants, one restaurant retail tenant, one bank retail tenant and one management office.

The Tysons Tower property is part of a three-building complex known as the “Tysons Corner Campus”, which also includes the 28-story Vita Apartments and the 300-room Hyatt Regency Tysons Corner hotel (each owned by affiliates of Macerich, but not part of the collateral for the Tysons Tower Whole Loan). The Tysons Corner Campus is connected via an elevated, 1.5-acre pedestrian plaza that features games, a children’s play area, outdoor common areas, as well as space to host concerts and events. The Tysons Corner Campus is also connected via an elevated walkway to the Macerich-owned, approximately 2.0 million square foot Tysons Corner Center super-regional mall, which is located across the street from the Tysons Tower property. With more than 300 shops, dining and entertainment options, Tysons Corner Center is one of the largest shopping centers in the United States. Major retailers at Tysons Corner Center include Nordstrom, Bloomingdale’s, Macy’s, Apple, Dyson, Uniqlo, American Girl, Louis Vuitton, Gucci, Michael Kors, Lacoste, and The Disney Store, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 88

Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

The largest tenant, Intelsat Global Service (212,572 square feet; 40.2% of net rentable area; 41.5% of underwritten base rent) (“Intelsat”), is a provider of global satellite services serving billions of people worldwide. Intelsat executed its lease at the Tysons Tower property in July 2014 and was one of the first tenants to take occupancy in the building. Intelsat occupies floors 12 through 20 at the Tysons Tower property, which serves as the company’s administrative headquarters. Intelsat has a lease expiration of July 2029 with two renewal options with 18 months’ notice at the fair market rental rate at the maximum extension of 15 years (in the aggregate, at Intelsat’s discretion).

The second largest tenant, Deloitte LLP (94,378 square feet; 17.8% of net rentable area; 17.2% of underwritten base rent) (“Deloitte”), provides clients with a broad range of audit and assurance, consulting, financial advisory, risk, and tax services. Deloitte executed its lease at the Tysons Tower property in August 2014 and was one of the first tenants to take occupancy in the building. Deloitte originally occupied floors seven through nine, and exercised an expansion right for a portion of the sixth floor in 2019. Deloitte has a lease expiration of August 2027 with the option to elect either (i) one, 10-year renewal option, or (ii) two, 5-year renewal options, each with 18 months’ notice at the fair market rental rate.

The third largest tenant, Splunk Inc. (57,521 square feet; 10.9% of net rentable area; 11.9% of underwritten base rent) (“Splunk”) provides software solutions that enable organizations to gain real-time operational intelligence in the United States and internationally. Splunk serves cloud and online services, education, financial services, government, healthcare/pharmaceuticals, industrials/manufacturing, media/entertainment, retail/e-commerce, technology, and telecommunications industries. Splunk initially took occupancy in the eleventh floor in phases in November 2014 and May 2015, and expanded to occupy the tenth floor in December 2017. Splunk has a lease expiration of May 2022 with one, 5-year option to renew with 10 months’ notice at the fair market rental rate.

The Tysons Tower property is situated on the northwest corner of the intersection of Tysons One Place and Westpark Drive within the Tysons Corner submarket of McLean, Virginia. The Tysons Tower property is situated approximately two blocks southeast of the Tysons Corner Metrorail station, which operates on the Silver Metro rail line that travels east-west through Washington D.C. The Tysons Corner Metrorail station was built as part of Phase I of the Dulles Corridor Metrorail project, an extension of the Metrorail system through Tysons Corner to Dulles International Airport and Loudoun County, which began operation in 2014. Additionally, the Tysons Tower property is located adjacent to the Capital Beltway (Interstate-495) and Route 123 interchange, approximately 15.0 miles east of the Dulles International Airport, and approximately 13.1 miles west of the Ronald Reagan Washington Airport.

Tysons Corner is the largest office submarket in Northern Virginia, consisting of approximately 29.0 million square feet of office space. Several Fortune 500 companies have headquarters within the Tysons Corner submarket, including Freddie Mac, Capital One Financial, SAIC, Hilton Worldwide and Gannett. Tysons Corner also features over 5.7 million square feet of retail space including the aforementioned Tysons Corner Center super-regional mall as well as Tysons Galleria, which features Saks Fifth Avenue and Neiman Marcus. Residential uses in Tysons Corner feature numerous garden-style, mid-rise and high-rise apartment and condominium projects. Additionally, during the last 20 years, a significant number of luxury townhouse and single-family detached communities have been developed on in-fill parcels within and surrounding Tysons Corner. According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Tysons Tower property was approximately 105,483 and 268,473, respectively; and the estimated 2019 average household income within the same radii was approximately $156,464 and $163,643, respectively.

According to a third-party market research report, the Tysons Tower property is situated within the Tysons Corner submarket of the Washington D.C. office market. As of the second quarter of 2019, the Tysons Corner Class A submarket reported a total inventory of approximately 19.2 million square feet with a 13.3% vacancy rate and average asking rent of $40.76 per square foot, gross.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Tysons Tower property:

Summary of Appraisal’s Concluded Office Market Rent(1)
	Upper Office	Lower Office
	(Floors 10-20)	(Floors 2-10)	Restaurant	Bank
Market Rent (PSF)	$58.00	$56.00	$50.00	$65.00
Lease Term (Years)	10	8	10	10
Lease Type (Reimbursements)	Full Service(2)	Full Service(2)	Full Service(2)	NNN
Rent Increase Projection	2.75% per annum	2.75% per annum	3.00% per annum	3.00% per annum
(1)	Source: Appraisal.

(2)	The appraiser’s ‘Full Service’ designation assumes tenants reimburse the landlord for future increases over the base year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

The appraisal identified 12 comparable office leases with rents ranging from $47.00 to $63.00 per square foot with a weighted average rent of approximately $54.31 per square foot. The Tysons Tower property’s in-place weighted average office rent is approximately $53.22 and $56.96 per square foot for the lower and upper office levels, respectively, below the appraisal’s concluded market rents of $56.00 and $58.00 per square foot for the same spaces, respectively.

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	96.1%	98.4%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the August 30, 2019 rent roll.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Intelsat Global Service Corporation	NR / NR / CCC+	212,572	40.2%	$58.48	41.5%	7/31/2029
Deloitte, LLP	NR / NR / NR	94,378	17.8%	$54.51	17.2%	8/31/2027
Splunk Inc	NR / NR / NR	57,521	10.9%	$61.86	11.9%	5/31/2022
Morgan Franklin(4)	NR / NR / NR	28,553	5.4%	$55.73	5.3%	2/28/2027
Reed Smith LLP(5)	NR / NR / NR	28,553	5.4%	$52.34	5.0%	7/31/2029
GTT	B2 / B- / B	19,076	3.6%	$52.96	3.4%	1/31/2022
Transwestern Commercial Services	NR / NR / NR	13,155	2.5%	$54.97	2.4%	2/28/2024
IronNet CyberSecurity	NR / NR / NR	12,238	2.3%	$56.84	2.3%	11/30/2026
Slalom, LLC	NR / NR / NR	10,176	1.9%	$53.90	1.8%	7/31/2023
The Siegfried Group, LLP	NR / NR / NR	7,827	1.5%	$56.00	1.5%	6/30/2025
Total Major Office		484,049	91.5%	$57.09	92.2%
Other(6)		44,681	8.5%	$51.99	7.8%
Total Occupied		528,730	100.0%	$56.66	100.0%
Vacant		0	0.0%
Total		528,730	100.0%
(1)	Based on the underwritten rent roll dated August 30, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF is inclusive of rent steps through September 2020 totaling $751,235. The lender’s underwriting gives separate credit for straight-line rent averaging for Bank of NY Mellon, an investment grade tenant, over its remaining lease term totaling $18,013. Base Rent PSF shown in the Tenant Summary above is not inclusive of credit given for straight-line rent averaging for such investment grade tenant.

(4)	Morgan Franklin subleases approximately 3,990 square feet to BackOffice Associates, LLC at a base rental rate of $49.92 PSF through January 30, 2020. Morgan Franklin has the one-time right to terminate its lease effective February 28, 2024, with 12 months’ prior notice, subject to a termination fee equal to the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

(5)	Reed Smith LLP has the one-time right to terminate its lease effective August 1, 2027, with 15 months’ prior notice, subject to a termination fee equal to (i) three months of base rent and (ii) the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

(5)	Transwestern Commercial Services subleases approximately 1,904 square feet to Technalink, Inc. at a base rental rate of $38.11 through July 31, 2021.

(7)	Other includes 1,821 square feet management office with no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2019	1	1,821	0.3%	$0	0.0%	1,821	0.3%	$0	0.0%
2020	0	0	0.0%	0	0.0%	1,821	0.3%	$0	0.0%
2021	0	0	0.0%	0	0.0%	1,821	0.3%	$0	0.0%
2022	6	79,811	15.1%	4,736,831	15.8%	81,632	15.4%	$4,736,831	15.8%
2023	2	10,176	1.9%	548,523	1.8%	91,808	17.4%	$5,285,354	17.6%
2024	3	19,880	3.8%	1,095,158	3.7%	111,688	21.1%	$6,380,512	21.3%
2025	6	28,966	5.5%	1,523,660	5.1%	140,654	26.6%	$7,904,172	26.4%
2026	3	18,377	3.5%	1,043,433	3.5%	159,031	30.1%	$8,947,605	29.9%
2027	7	128,574	24.3%	7,085,208	23.7%	287,605	54.4%	$16,032,813	53.5%
2028	0	0	0.0%	0	0.0%	287,605	54.4%	$16,032,813	53.5%
2029 and	12	241,125	45.6%	13,925,227	46.5%	528,730	100.0%	$29,958,040	100.0%
Total	40	528,730	100.0%	$29,958,040	100.0%
(1)	Based on the underwritten rent roll dated August 30, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	MTM & 2019 includes 1,821 square feet management office with no attributable underwritten base rent.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$19,206,816	$25,076,626	$27,848,977	$28,243,541	$29,958,040	$56.66	87.0%
Percentage Rent	0	38,688	34,469	59,577	59,577	0.11	0.2%
Straight Line Rent	0	0	0	0	18,013	0.03	0.1%
Vacant Income	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$19,206,816	$25,115,314	$27,848,977	$28,243,541	$30,035,630	$56.81	87.2%
Total Reimbursements	208,561	367,411	896,729	1,296,894	1,732,303	3.28	5.0%
Total Other Income	2,229,538	2,410,211	2,602,519	2,662,278	2,662,278	5.04	7.7%
Net Rental Income	$21,644,915	$27,892,936	$31,348,225	$32,202,713	$34,430,211	$65.12	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,995,804)	(5.67)	8.7%
Effective Gross Income	$21,644,915	$27,892,936	$31,348,225	$32,202,713	$31,434,407	$59.45	91.3%
Total Expenses	9,082,050	10,012,518	10,382,557	10,500,194	10,604,603	20.06	33.7%
Net Operating Income(4)	$12,562,865	$17,880,418	$20,965,668	$21,702,519	$20,829,804	$39.40	66.3%
TI/LC	0	0	0	0	1,057,460	2.00	3.4%
Capital Expenditures	0	0	0	0	105,746	0.20	0.3%
Net Cash Flow	$12,562,865	$17,880,418	$20,965,668	$21,702,519	$19,666,598	$37.20	62.6%
(1)	TTM represents the trailing 12-month period ending June 30, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Base Rent is inclusive of rent steps through September 2020 totaling $751,235.

(4)	The increase from 2016 Net Operating Income through TTM Net Operating Income is primarily attributable to (i) new leasing including 54,623 square feet of leases executed in 2017 accounting for approximately 10.8% of underwritten base rent and (ii) contractual rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	Benchmark 2019-B14

Tysons Tower

Property Management. The Tysons Tower property is managed by Hines Interests Limited Partnership, a Delaware limited partnership.

Escrows and Reserves.

Tax Reserve – On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into the tax reserve account.

Insurance Reserve – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of estimated insurance premiums. So long as the borrower provides the lender evidence of timely payment of insurance premiums and there is no event of default or Cash Trap Event Period continuing, the requirement for monthly deposits into the insurance reserve is waived.

Replacement Reserve – On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period, the borrowers are required to deposit $50,000 into a replacement reserve, subject to a cap of $1,000,000.

TI/LC Reserve – On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period, the borrowers are required to deposit $110,152 into a TI/LC reserve, subject to a cap of $1,321,825.

Lockbox / Cash Management. The Tysons Tower Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The Tysons Tower Borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the Tysons Tower Borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to The Tysons Tower Borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Tysons Tower Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default or (ii) the debt service coverage ratio, calculated on a hypothetical fully amortizing 30-year schedule, is less than 1.15x at the end of any Calculation Date (as defined below).

A Cash Trap Event Period may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default or (b) clause (ii) above, the debt service coverage ratio is at least 1.20x for two consecutive Calculation Dates.

A “Calculation Date” means the 45th day following the end of each calendar quarter during the Tyson Towers Whole Loan term.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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